OMB APPROVAL

OMB Number:	3235-0059
Expires:	January 31, 2008
Estimated average burden hours per response	14

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

QCR HOLDINGS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

March 26, 2008
Dear Fellow Stockholder:
On behalf of the board of directors and management of QCR Holdings, Inc., we cordially invite you to attend the annual meeting of stockholders of QCR Holdings, Inc. to be held at 10:00 a.m. on May 7, 2008, at the i wireless Center (formerly The Mark of the Quad Cities) located at 1201 River Drive, Moline, Illinois. The accompanying notice of annual meeting of stockholders and proxy statement discuss the business to be conducted at the meeting. We have also enclosed copies of our 2007 Annual Report to Stockholders for your review. At the meeting, we will report on our operations and the outlook for the year ahead.
The annual meeting will be held for the purpose of electing four persons to serve as Class III directors. In addition, stockholders are being asked to approve the 2008 Equity Incentive Plan. We recommend that you vote your shares for the director nominees and in favor of the Equity Incentive Plan.
We encourage you to attend the meeting in person. Regardless of whether you plan to attend the meeting, please COMPLETE, DATE, SIGN and RETURN THE ENCLOSED PROXY CARD in the enclosed envelope or vote by telephone or internet by following the preprinted instructions on the enclosed proxy card. This will assure that your shares are represented at the meeting.
We look forward to seeing you and visiting with you at the meeting.
Very truly yours,

James J. Brownson	Douglas M. Hultquist
Chairman of the Board	President and Chief Executive Officer
3551-7th Street, Suite 204 ■ Moline, IL 61265
Phone (309) 736-3580 ■ Fax (309) 736-3149

PROXY STATEMENT
ELECTION OF DIRECTORS
CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS
APPROVAL OF THE 2008 EQUITY INCENTIVE PLAN
COMPENSATION DISCUSSION & ANALYSIS
EXECUTIVE COMMITTEE REPORT ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
Summary Compensation Table
Grants of Plan Based Awards
Outstanding Equity Awards
Pension Benefits
Non-Qualified Deferred Compensation
DIRECTOR COMPENSATION
Summary Compensation Table — Directors
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
TRANSACTIONS WITH MANAGEMENT AND DIRECTORS
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT ON FORM 10-K

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 7, 2008
To the stockholders of QCR HOLDINGS, INC.:
The annual meeting of stockholders of QCR Holdings, Inc., a Delaware corporation, will be held at the i wireless Center, 1201 River Drive, Moline, Illinois on Wednesday, May 7, 2008, at 10:00 a.m., local time, for the following purposes:
1.	to elect four Class III directors for a term of three years;

2.	to approve the QCR Holdings, Inc. 2008 Equity Incentive Plan; and

3.	to transact such other business as may properly be brought before the meeting and any adjournments or postponements of the meeting.
The board of directors has fixed the close of business on March 12, 2008, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. In the event there is an insufficient number of votes for a quorum or to approve any of the proposals at the time of the annual meeting, the meeting may be adjourned or postponed in order to permit the further solicitation of proxies.
By order of the Board of Directors
Todd A. Gipple
Executive Vice President,
Chief Operating Officer,
Chief Financial Officer and
Secretary
Moline, Illinois
March 26, 2008
3551-7th Street, Suite 204 ■ Moline, IL 61265
Phone (309) 736-3580 ■ Fax (309) 736-3149

PROXY STATEMENT
     QCR Holdings, Inc., a Delaware corporation, is the holding company for Quad City Bank and Trust Company, Cedar Rapids Bank and Trust Company, Rockford Bank and Trust Company and First Wisconsin Bank and Trust Company. Quad City Bank & Trust is an Iowa banking association located in Bettendorf, Iowa, with banking locations in Bettendorf and Davenport, Iowa and in Moline, Illinois. Quad City Bank & Trust owns 80% of the equity interests of M2 Lease Funds, LLC, a Wisconsin limited liability company based in Milwaukee that is engaged in the business of leasing machinery and equipment to businesses under direct financing lease contracts. Cedar Rapids Bank & Trust is also an Iowa banking association located in Cedar Rapids, Iowa. Rockford Bank & Trust is an Illinois state bank located in Rockford, Illinois. First Wisconsin Bank & Trust is a Wisconsin chartered commercial bank located in Brookfield, Wisconsin. Quad City Bancard, Inc., a wholly owned subsidiary of QCR Holdings, provides cardholder and merchant credit card processing services. QCR Holdings also owns all of the common stock of five business trust subsidiaries that were created to issue trust preferred securities. When we refer to our “banking subsidiaries” in this proxy statement, we are collectively referring to Quad City Bank & Trust, Cedar Rapids Bank & Trust, Rockford Bank & Trust, and First Wisconsin Bank & Trust. When we refer to our “subsidiaries” in this proxy statement, we are collectively referring to our banking subsidiaries, as well as Quad City Bancard and the business trusts.
     This proxy statement is furnished in connection with the solicitation by the board of directors of QCR Holdings of proxies to be voted at the annual meeting of stockholders to be held at the i wireless Center, 1201 River Drive, Moline, Illinois, on May 7, 2008, at 10:00 a.m., local time, and at any adjournments or postponements of the meeting. We have enclosed our 2007 annual report, which includes consolidated financial statements of QCR Holdings and our subsidiaries. This proxy statement and related materials are first being mailed to stockholders of QCR Holdings on or about March 26, 2008.
     The following is information regarding the meeting and the voting process, and is presented in a question and answer format.
Why am I receiving this proxy statement and proxy card?
     You are receiving a proxy statement and proxy card from us because on March 12, 2008, the record date for the annual meeting, you owned shares of QCR Holdings common stock. This proxy statement describes the matters that will be presented for consideration by the stockholders at the annual meeting. It also gives you information concerning those matters to assist you in making an informed decision.
     When you sign the enclosed proxy card, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card in advance of the meeting just in case your plans change.
     If you have signed and returned the proxy card and an issue comes up for a vote at the meeting that is not identified on the card, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.
What matters will be voted on at the meeting?
     You are being asked to vote on the election of four Class III directors for a term expiring in 2011 and to approve the 2008 Equity Incentive Plan. These matters are more fully described in this proxy statement.

If I am the record holder of my shares, how do I vote?
     You may vote by mail, by telephone, by internet or in person at the meeting. To vote by mail, complete and sign the enclosed proxy card and mail it in the enclosed pre-addressed envelope. No postage is required if mailed in the United States. If you mark your proxy card to indicate how you want your shares voted, your shares will be voted as you instruct.
     If you sign and return your proxy card but do not mark the card to provide voting instructions, the shares represented by your proxy card will be voted “for” all nominees named in this proxy statement and “for” approval of the 2008 Equity Incentive Plan.
     Although you may vote by mail, we ask that you vote instead by internet or telephone, which saves us postage and processing costs. You may vote by telephone by calling the toll-free number specified on your proxy card or by accessing the internet website specified on your proxy card and by following the preprinted instructions on the proxy card. If you submit your vote by internet, you may incur costs, such as cable, telephone and internet access charges. Votes submitted by telephone or internet must be received by midnight CDT on Monday, May 5, 2008. The giving of a proxy by either of these means will not affect your right to vote in person if you decide to attend the meeting.
     If you want to vote in person, please come to the meeting. We will distribute written ballots to anyone who wants to vote at the meeting. Please note, however, that if your shares are held in the name of a broker or other fiduciary (or in what is usually referred to as “street name”), you will need to arrange to obtain a legal proxy from that person or entity in order to vote in person at the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card in advance of the meeting just in case your plans change.
If I hold shares in the name of a broker or fiduciary, who votes my shares?
     If you received this proxy statement from your broker or other fiduciary, your broker or fiduciary should have given you instructions for directing how that person or entity should vote your shares. It will then be your broker or fiduciary’s responsibility to vote your shares for you in the manner you direct. Please complete, execute and return the proxy card in the envelope provided by your broker.
     Under the rules of various national and regional securities exchanges, brokers generally may vote on routine matters, such as the election of directors, but may not vote on non-routine matters, such as an amendment to the certificate of incorporation or the adoption or amendment of a stock incentive plan, unless they have received voting instructions from the person for whom they are holding shares. If there is a non-routine matter presented to stockholders at a meeting and your broker or fiduciary does not receive instructions from you on how to vote on that matter, your broker or fiduciary will return the proxy card to us, indicating that he or she does not have the authority to vote on that matter. This is generally referred to as a “broker non-vote” and may affect the outcome of the voting on those matters.
     The election of directors should be within your broker’s discretion to vote in the absence of instructions from you. The approval of the new equity incentive plan, however, is a non-routine matter for which your broker will not have discretionary authority to cast a vote-whether “for,” “against,” or “abstain.” Accordingly, we encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the 2008 annual meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures. This ensures that your shares will be voted at the meeting.
     A number of banks and brokerage firms participate in a program that also permits stockholders to direct their vote by telephone or internet. If your shares are held in an account at such a bank or brokerage firm, you may vote your shares by telephone or internet by following the instructions on their enclosed voting form. If you submit your vote by internet, you may incur costs, such as cable, telephone and internet access charges. Voting your shares in this manner will not affect your right to vote in person if you decide to attend the meeting, however, you must first request a legal proxy either on the internet or the enclosed proxy card. Requesting a legal proxy prior to the deadline stated above will automatically cancel any voting directions you have previously given by internet or by telephone with respect to your shares.
What does it mean if I receive more than one proxy card?
     It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with brokers. Please sign and return ALL proxy forms to ensure that all your shares are voted. If you received more than one proxy card but only one copy of the proxy statement and annual and transitional reports, you may request additional copies from us at any time.
What if I change my mind after I return my proxy?
     If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:
•	signing another proxy with a later date and returning that proxy to us;

•	timely submitting another proxy via the telephone or internet;

•	sending notice to us that you are revoking your proxy; or

•	voting in person at the meeting.
     If you hold your shares in the name of your broker or through a fiduciary and desire to revoke your proxy, you will need to contact that person or entity to revoke your proxy.
How many votes do we need to hold the annual meeting?
     A majority of the shares that are outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business.
     Shares are counted as present at the meeting if the stockholder either:
•	is present in person at the meeting; or

•	has properly submitted a signed proxy card or other proxy.
     On March 12, 2008, the record date, there were 4,602,966 shares of common stock outstanding. Therefore, at least 2,301,484 shares need to be present in person or by proxy at the annual meeting in order to hold the meeting and conduct business.
What happens if a nominee is unable to stand for election?
     The board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than the number of nominees presented for election at the meeting. The board has no reason to believe any nominee will be unable to stand for election.
What options do I have in voting on each of the proposals?
     You may vote “for” or “withhold authority to vote for” each nominee for director. You may vote “for,” “against” or “abstain” on any other proposal that may properly be brought before the meeting.
How many votes may I cast?
     Generally, you are entitled to cast one vote for each share of stock you owned on the record date. The proxy card included with this proxy statement indicates the number of shares owned by an account attributable to you.
How many votes are needed for each proposal?
     Our directors are elected by a plurality and the four individuals receiving the highest number of votes cast “for” their election will be elected as Class III directors of QCR Holdings Broker non-votes and abstentions will not be counted in tabulating the vote on the election of directors, but will count for purposes of determining whether or not a quorum is present on the matter.
     The approval of the 2008 Equity Incentive Plan and any other proposals must receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Broker non-votes and abstentions will not be counted in tabulating the vote on such proposals, but will count for purposes of determining whether or not a quorum is present on the matter.
Where do I find the voting results of the meeting?
     If available, we will announce voting results at the meeting. The voting results will also be disclosed in our Form 10-Q for the quarter ending June 30, 2008.
Who bears the cost of soliciting proxies?
     We will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors or employees of QCR Holdings or of our subsidiaries may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

ELECTION OF DIRECTORS
     Our directors are divided into three classes having staggered terms of three years. Stockholders will be entitled to elect four Class III directors for a term expiring in 2011. Patrick A. Baird, a director since 2002, informed the board that due to travel requirements of his position as President and Chief Executive Officer of AEGON USA, Inc., he would not seek reelection for an additional term. As a result, his directorship will end at the 2008 annual meeting of stockholders. However, he will remain a director of Cedar Rapids Bank & Trust. The board expresses its thanks to Mr. Baird for his service. The board has considered and nominated two new individuals to the board, John D. Whitcher, a current director of Rockford Bank & Trust, and Marie Z. Ziegler, to serve as new Class III directors of QCR Holdings. The board has also nominated current directors John K. Lawson and Ronald G. Peterson to serve as Class III directors.
     We have no knowledge that any of the nominees will refuse or be unable to serve, but if any of the nominees becomes unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting. Set forth below is information concerning the nominees for election and for each of the other persons whose terms of office will continue after the meeting, including age, year first elected a director and business experience during the previous five years.
     Directors are elected by a plurality and the four individuals receiving the highest number of votes cast for their election will be elected as Class III directors. Our board of directors unanimously recommends that stockholders vote FOR all of the nominees for directors.

NOMINEES
	Director
Name - (Age)	Since	Positions with QCR Holdings and subsidiaries
CLASS III (Term Expires 2011)
John K. Lawson — (Age 68)	2000	Director of QCR Holdings; Director of Quad City Bank & Trust
Ronald G. Peterson — (Age 64)	1993	Director of QCR Holdings; Director of Quad City Bank & Trust
John D. Whitcher — (Age 53)	—	Nominee for Director of QCR Holdings; Director of Rockford Bank & Trust
Marie Z. Ziegler — (Age 50)	—	Nominee for Director of QCR Holdings
		CONTINUING DIRECTORS
CLASS I (Term Expires 2009)
Michael A. Bauer — (Age 59)	1993	Vice Chairman and Director of QCR Holdings; Vice Chairman and Director of Quad City Bank & Trust; Director of Cedar Rapids Bank & Trust; Director of Rockford Bank & Trust; Chairman of the Board and Director of Quad City Bancard
James J. Brownson — (Age 62)	1997	Chairman of the Board and Director of QCR Holdings; Director of Quad City Bank & Trust
John A. Rife — (Age 65)	2006	Director of QCR Holdings; Director of Cedar Rapids Bank & Trust

CLASS II (Term Expires 2010)
Larry J. Helling — (Age 52)	2001	Director of QCR Holdings; President, Chief Executive Officer and Director of Cedar Rapids Bank & Trust; Director of Quad City Bank & Trust; Director of M2 Lease Funds
Douglas M. Hultquist — (Age 52)	1993	President, Chief Executive Officer and Director of QCR Holdings; Director of Quad City Bank & Trust; Director of Rockford Bank & Trust; Director of First Wisconsin Bank & Trust; Director of Quad City Bancard; Director of M2 Lease Funds
Mark C. Kilmer — (Age 49)	2004	Director of QCR Holdings; Chairman of the Board and Director of Quad City Bank & Trust
Charles M. Peters — (Age 54)	2007	Director of QCR Holdings; Chairman of the Board and Director of Cedar Rapids Bank & Trust

     All of our continuing directors and nominees will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. All of our executive officers hold office for a term of one year. There are no arrangements or understandings between any of the directors, executive officers or any other person pursuant to which any of our directors or executive officers have been selected for their respective positions. Mr. Rife and Mr. Hultquist are directors of United Fire & Casualty Company, a company with securities registered under the Securities Exchange Act.
     The business experience of each of the nominees and continuing directors for the past five years is as follows:
     Michael A. Bauer, prior to co-founding QCR Holdings, was employed from 1971 to 1992 by Davenport Bank and Trust Company located in Davenport, Iowa with assets of approximately $1.8 billion, as of December 31, 1992. In January 1992 he was named President and Chief Operating Officer, while from 1989 to 1992 he served as Senior Vice President in charge of all lending. Mr. Bauer currently serves as a director of St. Ambrose University, Kahl Home for the Aged, Davenport ONE, Friendly House Foundation and the Finance Council of the Diocese of Davenport. Along with Mr. Hultquist, Mr. Bauer received the 1998 Ernst & Young “Entrepreneur of the Year” award for the Iowa and Nebraska region and was inducted into the Quad Cities Area Junior Achievement Business Hall of Fame in 2003.
     James J. Brownson is President of W.E. Brownson Co., a manufacturers’ representative agency located in Davenport, Iowa involved in the sale of custom engineered products to OEM manufacturers in the Midwest, and has been in that position since 1978.  Mr. Brownson is a graduate of St. Ambrose University, Davenport, Iowa and the Graduate School of Banking, University of Wisconsin, Madison, Wisconsin.  He began his career in 1967 as a member of the audit staff at Arthur Young & Co., in Chicago, Illinois.  From 1969 until 1978, Mr. Brownson was employed by Davenport Bank and Trust Company, where he left as Senior Vice President and Cashier.  He is a past member of the National Sales Representative Council of Crane Plastics, Columbus, Ohio, and Dayton Rogers Manufacturing Co., Minneapolis, Minnesota.  Mr. Brownson has served on the boards of directors of the United Way of the Quad Cities, Junior Achievement of the Quad Cities, St. Ambrose University Alumni Association and United Cerebral Palsy of the Quad Cities. Mr. Brownson has been a director of Quad City Bank & Trust since its formation in October 1993.
     Larry J. Helling was previously the Executive Vice President and Regional Commercial Banking Manager of Firstar Bank in Cedar Rapids with a focus on the Cedar Rapids metropolitan area and the Eastern Iowa region. Prior to his six years with Firstar, Mr. Helling spent twelve years with Omaha National Bank. Mr. Helling is a graduate of the Cedar Rapids’ Leadership for Five Seasons program and currently serves on the board of directors and is chair of the Finance Committee of the United Way of East Central Iowa, a member of the board of trustees of Big Brothers/Big Sisters and the board of trustees of Junior Achievement. He is past President and a member of the Rotary Club of Cedar Rapids, Chairman of the Board of the Entrepreneurial Development Center, on the Board of the Cedar Rapids Museum of Art, the Downtown Cedar Rapids SSMID and the Cedar Rapids Area Chamber of Commerce. In addition, he is actively involved in numerous school and church related activities, in addition to various committees within the community.
     Douglas M. Hultquist is a certified public accountant and previously served as a tax partner with two major accounting firms. He began his career with KPMG Peat Marwick in 1977 and was named a partner in 1987. In 1991, the Quad Cities office of KPMG Peat Marwick merged with McGladrey & Pullen. Mr. Hultquist served as a tax partner in the Illinois Quad Cities office of McGladrey & Pullen from 1991 until co-founding QCR Holdings in 1993. During his public accounting career, Mr. Hultquist specialized in bank taxation, taxation of closely held businesses, and mergers and acquisitions. Mr.

Hultquist served on the board of directors of the PGA TOUR John Deere Classic and was its Chairman for the July 2001 tournament. Mr. Hultquist serves on the board of United Fire & Casualty Company, the board of the Illinois Bankers Association, and is Chairman of the Augustana College Board of Trustees, as well as serving on its Planned Giving Council. He also serves on the board of the TPC at Deere Run and as Finance Chairman of the William Butterworth Memorial Trust. Mr. Hultquist is a member of the Unified Growth Strategy-Policy Committee of the Illinois Quad City Chamber of Commerce. He is also a member of the American Institute of CPAs and the Iowa Society of CPAs. Along with Mr. Bauer, Mr. Hultquist received the 1998 Ernst & Young “Entrepreneur of the Year” award for the Iowa and Nebraska region and was inducted into the Quad Cities Area Junior Achievement Business Hall of Fame in 2003.
     Mark C. Kilmer is President of The Republic Companies, a 92-year old family-owned group of businesses headquartered in Davenport, Iowa involved in the wholesale equipment and supplies distribution of electrical, refrigeration, heating, air-conditioning and sign support systems.  Prior to joining Republic in 1984, Mr. Kilmer worked in the Management Information Systems Department of Standard Oil of California (Chevron) in San Francisco. Mr. Kilmer currently is a board member of The Genesis Health System and serves on the board of directors of IMARK Group, Inc., a national member-owned purchasing cooperative of electric supplies and equipment distributors. He is the two-term past Chairman of the PGA TOUR John Deere Classic and the past Chairman of the Scott County YMCA’s board of directors.  Mr. Kilmer is the past Chairman of the Board of Genesis Medical Center, and has served on the boards of directors of The Genesis Heart Institute, St. Luke’s Hospital, Rejuvenate Davenport, The Vera French Foundation and Trinity Lutheran Church.  He was a four-time Project Business consultant for Junior Achievement.  Mr. Kilmer has been a director of Quad City Bank & Trust since February 1996 and named Chairman of the Board in January 2007.  Prior to joining the board of Quad City Bank and Trust, Mr. Kilmer served on the board of Citizen’s Federal Savings Bank in Davenport, Iowa.
     John K. Lawson began his career with Deere & Company in 1958 as an engineering co-op trainee and retired in 2002. He received his mechanical engineering degree in 1962, and by the mid 1960’s, he was assigned to the Deere & Company European Office in Heidelberg, Germany. His responsibilities included working with the manufacturing engineering operations in eight European and African countries. He returned to the United States in 1968, and held positions in several manufacturing operations, including General Manager in Dubuque and Davenport. In 1985, Mr. Lawson was named Vice President, Manufacturing, Agricultural Equipment Division. In 1992, he became President, Lawn and Grounds Care Division. In his final position with Deere & Company as Senior Vice President, Technology and Engineering for Deere & Company, Mr. Lawson was responsible for the company’s engineering, business computer systems, quality, supply management and communications areas. He is a member of the board of governors of the Iowa State University Foundation, and the boards of directors of Junior Achievement of the Heartland Foundation, Moline Foundation Finance Committee and the Trinity Healthcare Foundation. Mr. Lawson also serves as a board member for Muscatine Foods, Inc., located in Muscatine, Iowa. Mr. Lawson has been director of Quad City Bank & Trust since July 1997.
     Charles M. Peters is the President and Chief Executive Officer of The Gazette Company, a media company located in Cedar Rapids, Iowa consisting of two operating companies: Gazette Communications and Cedar Rapids Television Company. Gazette Communications publishes The Gazette newspaper, local shoppers, has numerous online sites and provides direct marketing and commercial printing services. Cedar Rapids Television Company broadcasts KCRG – TV9, an ABC affiliate. Mr. Peters is a lawyer by training, but he spent a decade in the appliance business, five years as President of Amana Refrigeration and until 1998 as Vice President – Administration of Maytag. He was the Chief Executive Officer of Breakthrough, an Iowa City start-up software and consulting company engaged in developing effective early literacy programs for school systems. Mr. Peters is a current director of Swift Communications, Inc. Mr. Peters is also the Chair of the Board of Trustees of Coe College and is active in many civic and charitable organizations. Mr. Peters has been a director of Cedar Rapids Bank & Trust since its formation in October 2001, and was named its Chairman in 2006.
     Ronald G. Peterson is President and Chief Executive Officer of the First State Bank of Western Illinois, located in LaHarpe, Illinois, and has served in that position since 1982. Mr. Peterson is also President of that bank’s holding company, Lamoine Bancorp, Inc. He currently serves as President of the LaHarpe Educational Foundation, Treasurer of the Western Illinois University Foundation, a Co-Chairman of the McDonough District Hospital Development Council and is a member of the Strategic Planning Committee for the Illinois Bankers Association and a member of the Macomb Rotary Club. In 2005, Mr. Peterson was named Banker of the Year by the Illinois Bankers Association. Mr. Peterson has been a director of Quad City Bank & Trust since its formation in October 1993.
     John A. Rife retired as President and Chief Executive Officer of United Fire Group in May 2007. He continues as President and CEO of United Life Insurance Company, a subsidiary of United Fire Group. He joined United Fire Group in 1976 as a marketing representative for the life insurance subsidiary, United Life Insurance Company. Over the next eight years, he was named assistant vice president and marketing manager and vice president of marketing for United Life. He was named president of United Life in 1984, president of United Fire & Casualty Company in 1997, and president of American Indemnity Companies in 1999. He was appointed Chief Executive Officer of the company in 2000. Mr. Rife holds a B.A. degree from the University of Iowa and the Chartered Life Underwriter professional insurance designation from American College. He serves on the boards of directors of United Fire & Casualty Company and its subsidiaries. He also serves on the boards of trustees of United Way of East Central Iowa and Mercy Medical Center. Mr. Rife has been a director of Cedar Rapids Bank & Trust since its formation in 2001.
     John D. Whitcher is Vice President and General Counsel, as well as a director and stockholder of Viking Chemical Company. Mr. Whitcher earned his undergraduate and Juris Doctorate degrees from Southern Methodist University. Mr. Whitcher currently serves as a director of Rockford Health System, the largest health system in the region. As a director of RHS, Mr. Whitcher serves as chairman of the audit committee and is a member of the finance committee, planning committee and the executive compensation committee. He is the former president of both the Northern Illinois Chapter of Big Brothers/Big Sisters and the Crusader Clinic Health Foundation and remains active in the Rockford community. Mr. Whitcher has been a director of Rockford Bank & Trust since its formation in 2001 and currently serves as chairman of the asset, liability and funds management committee and as a member of the loan committee.
     Marie Z. Ziegler is Vice President, Investor Relations of Deere & Company. Ms. Ziegler joined Deere & Company in 1978 as a consolidation accountant and has held management positions in finance, treasury operations, strategic planning and investor and banking relations. Ms. Ziegler is a 1978 graduate of St. Ambrose University, with a bachelor of arts in accounting. She received her CPA in 1979, and an MBA from the University of Iowa in 1985. Ms. Ziegler is on the boards of directors of the Two Rivers YMCA (Moline, Illinois), the Community Foundation of the Great River Bend (Davenport, Iowa) and on the fundraising committee of Playcrafters Barn Theatre (Moline, Illinois). She is a member of the University of Iowa’s College of Business Board of Visitors. Ms. Ziegler is a past member of the Girl Scouts of the Mississippi Valley, Inc., Unified Growth Strategy Committee of the Illinois Quad City Chamber of Commerce, and a past member of the board of Trinity Regional Health System and Trinity Medical Center. She also served on the Deere & Company Credit Union board, and as a member of the board of the United Way of the Quad Cities, chaired its 2003 Quad Cities United Way Campaign. She also is past treasurer of fundraising for Playcrafters Barn Theatre in Moline, Illinois.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS
     General. In anticipation of the annual meeting of stockholders, the number of directors has been increased to eleven to accommodate the election of four Class III directors this year. Generally, the board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the board does not involve itself in the day-to-day operations of QCR Holdings, which is monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the full board, which are held no less frequently than quarterly. Additionally, the Executive Committee, which is comprised of directors who are deemed to be “independent” pursuant to the listing requirements of the Nasdaq Stock Market, LLC, also meets at least quarterly and has the authority to carry out many of the oversight functions of the full board. Our directors also discuss business and other matters with Mr. Hultquist, our Chief Executive Officer, other key executives and our principal external advisers (legal counsel, auditors and other consultants).
     Incumbent directors Baird, Brownson, Kilmer, Lawson, Peters, Peterson and Rife are deemed to be “independent” as that term is defined by Nasdaq. Additionally, Mr. Whitcher and Ms. Ziegler, who have been nominated by the board to serve as Class III directors, will also satisfy the independence standards of Nasdaq. Directors Bauer, Helling and Hultquist are not considered to be “independent” because they also serve as executive officers of either QCR Holdings or one of our subsidiaries. The board of directors has established an Audit Committee, an Executive Committee, a Compensation and Benefits Committee and a Technology Committee. The current charters of the Audit and the Executive Committee are available on our website at www.qcrh.com, as well as on our banking subsidiaries’ websites at www.qcbt.com, www.crbt.com, www.rkfdbank.com and www.firstwisconsinbank.com. Also posted on the websites is general information regarding QCR Holdings and our common stock, many of our corporate polices, and links to our filings with the Securities and Exchange Commission.
     A total of seven regularly scheduled and special meetings were held by the board of directors of QCR Holdings in 2007. In 2007, all directors attended at least 75 percent of the meetings of the board and the committees on which they served during the period they served on the board. Although we do not have a formal policy regarding director attendance at the annual meeting, we encourage our directors to attend. Last year, all of the directors but one were present at the annual meeting.
     Audit Committee. The Audit Committee consists of directors Baird, Brownson, Kilmer and Lawson. Each of the members is considered “independent” according to the Nasdaq listing requirements and the regulations of the Securities and Exchange Commission. The board of directors has determined that Mr. Baird qualifies as an “Audit Committee Financial Expert” under the regulations of the Securities and Exchange Commission. The board based this decision on Mr. Baird’s educational and professional experience, including his current service as President and Chief Executive Officer of AEGON USA, Inc., the U.S. subsidiary of the AEGON Insurance Group, a leading multinational insurance organization, and his past service as Executive Vice President and Chief Operating Officer, Chief Financial Officer and Director of Tax. If elected, the board will consider adding nominee Ziegler to the Audit Committee and naming her as an “Audit Committee Financial Expert” based upon Ms. Ziegler’s educational and professional background.
     The functions performed by the Audit Committee include, but are not limited to, the following:
•	selecting our independent auditors and pre-approving all engagements and fee arrangements;

•	reviewing the independence of the independent auditors;

•	reviewing actions by management on recommendations of the independent auditors and internal auditors;

•	meeting with management, the internal auditors and the independent auditors to review the effectiveness of our system of internal control and internal audit procedures;

•	reviewing our earnings releases and reports filed with the Securities and Exchange Commission; and

•	reviewing reports of bank regulatory agencies and monitoring management’s compliance with recommendations contained in those reports.
     To promote independence of the audit function, the Audit Committee consults separately and jointly with the independent auditors, the internal auditors and management. The Audit Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. Our current charter is available on our website at www.qcrh.com, as well as on our banking subsidiaries’ websites at www.qcbt.com, www.crbt.com, www.rkfdbank.com and www.firstwisconsinbank.com. The Audit Committee met four times in 2007.
     Executive Committee. The Executive Committee consists of directors Baird, Brownson, Kilmer, Lawson, Peters, Peterson and Rife. If elected, it is expected that nominees Whitcher and Ziegler will be appointed to this committee. Each of these directors is considered to be: “independent” according to the Nasdaq listing requirements, “outside” as discussed under Section 162(m) of the Internal Revenue Code of 1986, and a “non-employee” pursuant to Section 16 of the Securities Exchange Act of 1934. Mr. Brownson serves as Chairman of the Executive Committee. The committee is charged with overseeing our corporate governance programs, board policies, committee structure and membership, reviewing and recommending the nominees for election to the board of directors, and reviewing and establishing the salaries and compensation of our executive officers. In carrying out the nominating function, the committee is charged with identifying and nominating individuals to be presented to our stockholders for election or re-election to the board of directors. The committee is further charged with the responsibility of working with management to maintain a company-wide succession plan to ensure the success of leadership succession at QCR Holdings and our subsidiaries. The committee also reviews and monitors our policies, procedures and structure as they relate to corporate governance. The committee’s responsibilities and functions are further described in its charter, which is available on our website at www.qcrh.com, as well as our banking subsidiaries’ websites at www.qcbt.com, www.crbt.com, www.rkfdbank.com and www.firstwisconsinbank.com. The Executive Committee met six times during 2007.
     Director Nominations and Qualifications. In carrying out its nominating function, the Executive Committee evaluates all potential nominees for election, including incumbent directors, board nominees and those stockholder nominees included in the proxy statement, in the same manner. Generally, the committee believes that directors should possess certain qualities, including the highest personal and professional ethics and integrity, a sufficient educational and professional background, demonstrated leadership skills, sound judgment, a strong sense of service to the communities which we serve and an ability to meet the standards and duties set forth in our code of business conduct and ethics. The committee also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective board members, to determine if they meet QCR Holdings’ age eligibility requirements (a person who has reached age 72 before the date of the annual meeting is not eligible for election to the board) and to determine whether they are “independent” in accordance with Nasdaq requirements (to ensure that at least a majority of the directors will, at all times, be independent). The committee has not, in the past, retained any third party to assist it in identifying candidates, but it has the authority to retain a third party firm or professional for the purpose of identifying candidates.
     The committee determined that the number of directors should be expanded in 2008, due to the continued significant growth of QCR Holdings and the resultant need for additional board and board committee resources. As a result, the committee, in its role of recommending nominees for board membership, considered several candidates to serve as Class III directors. The committee considered candidates from the existing boards of directors of QCR Holdings’ subsidiaries, as well as individuals from outside the Company. The recommendations were made by Mr. Hultquist, members of management, and other directors based on their professional and personal associations with such candidates. Utilizing the qualification criteria described above, and considering the experience, credentials and skills of the list of potential candidates, the committee determined that Mr. John Whitcher, a current director of Rockford Bank & Trust and Ms. Marie Ziegler should be nominated as Class III directors, along with Messers. Lawson and Peterson, incumbent directors. The Board did not receive any stockholder nominations for director for the 2008 annual meeting.
     Independent Director Sessions. Consistent with the Nasdaq listing requirements, the independent directors regularly have the opportunity to meet without Messrs. Bauer, Helling or Hultquist in attendance. Mr. Brownson, the Chairman of the Board, who is independent, presides over these sessions.
     Compensation and Benefits Committee. The Compensation and Benefits Committee consists of directors Bauer, Hultquist, Helling, and Lawson, nominee Whitcher, as well as Todd A. Gipple, Executive Vice President, Chief Operating Officer & Chief Financial Officer of QCR Holdings, James A. Tinker, director of Cedar Rapids Bank & Trust and Joyce E. Bawden and John H. Harris, directors of Quad City Bank & Trust. The Compensation and Benefits Committee has authority to perform policy reviews and to oversee and direct the compensation and personnel functions of the employees, with the exception of our executive officers, which is done by the Executive Committee. Mr. Lawson serves as Chairman of the committee, which met three times during 2007.
     Technology Committee. The Technology Committee consists of directors Bauer, Helling, Hultquist and Peters as well as Todd A. Gipple, Executive Vice President, Chief Operating Officer & Chief Financial Officer of QCR Holdings, Monica B. Glenny, director of Rockford Bank & Trust, Ann M. Lipsky, director of Cedar Rapids Bank & Trust and John H. Harris director of Quad City Bank & Trust. The Technology Committee reviews the technology needs and strategic plans of QCR Holdings and our subsidiaries. Mr. Harris serves as Chairman of the committee, which met three times during 2007.
     Code of Business Conduct and Ethics. We have a code of business conduct and ethics in place that applies to all of our directors and employees. The code sets forth the standard of ethics that we expect all of our directors and employees to follow, including our Chief Executive Officer and Chief Financial Officer. The code is posted on our website at www.qcrh.com, as well as on our banking subsidiaries’ websites at www.qcbt.com, www.crbt.com, www.rkfdbank.com and www.firstwisconsinbank.com. We have satisfied and intend to continue to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding any amendment to or waiver of the code with respect to our Chief Executive Officer and Chief Financial Officer, and persons performing similar functions, by posting such information on our websites.
Stockholder Communication with the Board, Nomination and Proposal Procedures.
     General Communications with the Board. Stockholders may contact QCR Holdings’ board of directors by contacting Todd A. Gipple, Corporate Secretary, at QCR Holdings, Inc., 3551-7th Street, Suite 204, Moline, Illinois 61265 or (309) 743-7745. All comments will be forwarded directly to the Chairman of the Board and lead independent director, James J. Brownson.
     Nominations of Directors. In order for a stockholder nominee to be considered by the Executive Committee to be its nominee and included in our proxy statement, the nominating stockholder must file a written notice of the proposed director nomination with our Corporate Secretary, at the above address, at least 120 days prior to the anniversary of the date the previous year’s proxy statement was mailed to stockholders. Nominations must include the full name and address of the proposed nominee and a brief description of the proposed nominee’s business experience for at least the previous five years. All submissions must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The committee may request additional information in order to make a determination as to whether to nominate the person for director.
     In accordance with our bylaws, a stockholder may otherwise nominate a director for election at an annual meeting of stockholders by delivering written notice of the nomination to our Corporate Secretary, at the above address, not less than 30 days nor more than 75 days prior to the date of the annual meeting, provided, however, that if less than 40 days’ notice of the meeting is given, notice by the stockholder, to be timely, must be delivered no later than 10 days from the date on which notice of the meeting was mailed. The stockholder’s notice of intention to nominate a director must include (i) the name and address of record of the nominating stockholder; (ii) a representation that the stockholder is a record holder entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (v) any other information regarding each proposed nominee as would be required to comply with the rules and regulations set forth by the Securities and Exchange Commission; and (vi) the consent of each nominee to serve as a director of the corporation if so elected. We may request additional information after receiving the notification for the purpose of determining the proposed nominee’s eligibility to serve as a director. Persons nominated for election to the board pursuant to this paragraph will not be included in our proxy statement.
     Other Stockholder Proposals. To be considered for inclusion in our proxy statement and form of proxy for our 2009 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary, at the above address, no later than November 26, 2008, and must otherwise comply with the notice and other provisions of our bylaws, as well as Securities and Exchange Commission rules and regulations.
     For proposals to be otherwise brought by a stockholder at an annual meeting, the stockholder must file a written notice of the proposal to our Corporate Secretary not less than 30 days nor more than 75 days prior to the date of the annual meeting, provided, however, that if less than 40 days’ notice of the meeting is given, notice by the stockholder, to be timely, must be delivered no later than 10 days from the date on which notice of the meeting was mailed. The notice must set forth: (i) a brief description of the proposal and the reasons for conducting such business at the meeting; (ii) the name and address of the proposing stockholder; (iii) the number of shares of the corporation’s common stock beneficially owned by the stockholder on the date of the notice; and (iv) any financial or other interest of the stockholder in the proposal. Stockholder proposals brought under this paragraph will not be included in our proxy statement.

APPROVAL OF THE 2008 EQUITY INCENTIVE PLAN
     At the board of directors meeting on January 24, 2008, we approved the 2008 Equity Incentive Plan for QCR Holdings and our subsidiaries, subject to stockholder approval. A summary of the material provisions of the 2008 Equity Incentive Plan is set forth below. A copy of the 2008 Equity Incentive Plan is set forth as Appendix A.
     Purpose. The 2008 Equity Incentive Plan was established by the board of directors to promote the long-term financial success of QCR Holdings, attract, retain and reward persons who can and do contribute to such success, and further align the participants’ interests with those of our stockholders. The 2008 Equity Incentive Plan will be administered by the Executive Committee, which will select award recipients from the eligible participants, determine the types of awards to be granted, and determine the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards, including any vesting or accelerated vesting requirements or conditions applicable to an award or awards.
     General. The 2008 Equity Incentive Plan incorporates a broad variety of cash-based and equity-based incentive compensation elements to provide the board of directors with significant flexibility to appropriately address the requirements and limitations of recently applicable legal, regulatory and financial accounting standards in a manner mutually consistent with the purposes of the 2008 Equity Incentive Plan and stockholder interests.
     Subject to permitted adjustments for certain corporate transactions, the maximum number of shares that may be delivered to participants, or their beneficiaries, under the 2008 Equity Incentive Plan is 250,000 shares of our common stock. To the extent that any shares of stock covered by an award (including stock awards) under the 2008 Equity Incentive Plan, or the prior plans, are forfeited or are not delivered for any reason, including because the award is forfeited, canceled, settled in cash or shares are withheld to satisfy tax withholding requirements, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the 2008 Equity Incentive Plan. With respect to stock appreciation rights, or SARs, that are settled in stock, only the net number of shares delivered shall be counted for purposes of these limitations.
     The 2008 Equity Incentive Plan’s effective date is January 24, 2008, subject to approval by stockholders. If approved, the 2008 Equity Incentive Plan will continue in effect until terminated by the board of directors; provided, however, that no awards may be granted under the 2008 Equity Incentive Plan after the ten-year anniversary of the effective date. Any awards that are outstanding after the tenth anniversary of the effective date shall remain subject to the terms of the 2008 Equity Incentive Plan.
     The following additional limits apply to awards under the 2008 Equity Incentive Plan:
•	the maximum number of shares of stock that may be covered by options or SARs that are intended to be “performance-based compensation” which are granted to any one participant during any calendar year is 100,000 shares;

•	the maximum number of shares of stock that may be covered by stock awards that are intended to be “performance-based compensation” which are granted to any one participant during any calendar year is 50,000 shares; and

•	the maximum amount of cash incentive awards or cash-settled awards of stock intended to be “performance-based compensation” payable to any one participant with respect to any calendar year shall equal $1,000,000.

     The board of directors may use shares of stock available under the 2008 Equity Incentive Plan as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the company or a subsidiary, including the plans and arrangements of the company or a subsidiary assumed in business combinations.
     In the event of a corporate transaction involving our stock (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the foregoing shares limitations and all outstanding awards will automatically be adjusted proportionally and uniformly to reflect such event to the extent that the adjustment will not affect the award’s status as “performance-based compensation” under section 162(m) of the Internal Revenue Code; provided, however, that the board of directors may adjust awards or prevent the automatic adjustment of awards, to preserve the benefits or potential benefits of the awards.
     Except as provided by the board of the directors, awards granted under the 2008 Equity Incentive Plan are not transferable except as designated by the participant by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Internal Revenue Code and ERISA. The board of directors has the discretion to permit the transfer of awards under the 2008 Equity Incentive Plan; provided that such transfers shall be limited to immediate family members of participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and provided that such transfers are not made for consideration to the participant.
     Eligibility. Selected employees and directors of, and service providers to, QCR Holdings or our subsidiaries are eligible to become participants in the 2008 Equity Incentive Plan, except that non-employees may not be granted incentive stock options. As of December 31, 2007, we had a workforce of approximately 372 people. The board of directors will determine the specific individuals who will be granted awards under the 2008 Equity Incentive Plan and the type and amount of any such awards.
     Options. The board of directors may grant an incentive stock option or non-qualified stock option to purchase stock at an exercise price. Each award must be pursuant to an award agreement setting forth the terms and conditions of the individual award. Awards of stock options expire no later than ten (10) years from the date of grant (and no later than five (5) years from the date of grant in the case of a 10% stockholder with respect to an incentive stock option).
     The exercise price for an option shall not be less than the fair market value of the company’s common stock on the date the option is granted or, if greater, the par value of a share of stock; provided however, that in the case of an award of an incentive stock option to a person that beneficially own 10% or more of our common stock at the time of grant, the exercise price of such incentive stock option shall not be less than 110% of the fair market value of the stock on the date the option is granted or, if greater, the par value of a share of stock. The exercise price of an option may, however, be higher or lower than the fair market value for an option granted in replacement of an existing award held by an employee, director or service provider of a third party that is acquired by us or one of our subsidiaries. The exercise price of an option may not be decreased after the date of grant nor may an option be surrendered to us as consideration for the grant of a replacement option with a lower exercise price, except as approved by the stockholders, as adjusted for corporate transactions described above, or in the case of options granted in replacement of existing awards granted under a predecessor plan.
     Options awarded under the 2008 Equity Incentive Plan shall be exercisable in accordance with the terms established by the board of directors. Any incentive stock option granted under the 2008 Equity Incentive Plan that fails to continue as qualify as an incentive stock option will be deemed to be a non-

qualified stock option and the board of directors may unilaterally modify any incentive stock option to disqualify it as an incentive stock option. The full purchase price of each share of stock purchased upon the exercise of any option shall be paid at the time of exercise of an option. Except as otherwise determined by the board of directors, the purchase price of an option may be paid in cash, personal, certified or cashiers’ check, in shares of our common stock (valued at fair market value as of the day of exercise) either via attestation or actual delivery, or by other property decreed acceptable by the board or by irrevocably authorizing a third party to sell shares of the company’s common stock and remit a sufficient portion of the proceeds to the us to satisfy the exercise price, or in any combination of the foregoing methods deemed acceptable by the board.
     Stock Appreciation Rights. SARs entitle the participant to receive cash or stock equal in value to, or based on the value of, the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the board of directors. Except as described below, the exercise price for an SAR may not be less than the fair market value of the stock on the date the SAR is granted, provided, however, that the exercise price may be higher or lower than fair market value for a SAR granted in replacement of an existing award held by an employee, director or service provider of a third party that is acquired by QCR Holdings or one of our subsidiaries, or for SARs granted under a predecessor plan. SARs shall be exercisable in accordance with the terms established by the board of directors.
     Stock Awards. A stock award is a grant of shares of our common stock or a right to receive shares of our common stock, an equivalent amount of cash or a combination thereof in the future. Such awards may include, but are not be limited to, bonus shares, stock units, performance shares, performance units, restricted stock or restricted stock units or any other equity-based award as determined by the board of directors. The specific performance measures, performance objectives or period of service requirements are set by the board of directors in its discretion. All such awards may be subject to acceleration of vesting, to the extent permitted by the board of directors, including, but not limited to, the event of the participant’s death, disability, retirement, or involuntary termination or due to a change in control.
     Cash Incentive Awards. A cash incentive award is the grant of a right to receive a payment of cash, determined on an individual basis or as an allocation of an incentive pool (or our common stock having a value equivalent to the cash otherwise payable) that is contingent on the achievement of performance objectives established by the board of directors. The board of directors may grant cash incentive awards (including the right to receive payment of cash or the company’s common stock having the value equivalent to the cash otherwise payable) that may be contingent on achievement of a participant’s performance objectives over a specified period established by the board of directors. The grant of cash incentive awards may also be subject to such other conditions, restrictions and contingencies, as determined by the board of directors.
     Forfeiture. Unless specifically provided to the contrary in the applicable award agreement, if a participant’s service is terminated for cause, any outstanding award held by such participant will be forfeited immediately and such participant will have no further rights under the award.
     Section 162(m) of the Internal Revenue Code. A U.S. income tax deduction for QCR Holdings will generally be unavailable for annual compensation in excess of $1 million paid to any of our five most highly compensated officers. However, amounts that constitute “performance-based compensation” are not counted toward the $1 million limit. It is expected that, generally, options and SARs granted under the 2008 Equity Incentive Plan will satisfy the requirements for “performance-based compensation.” The board of directors may designate whether any stock awards or cash incentive awards being granted to any participant are intended to be “performance-based compensation” as that term is used in section 162(m) of the Internal Revenue Code. Any such awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more performance measures, to the extent required by section 162(m) of the Internal Revenue Code.
     Performance Measures. The performance measures that may be used for such awards shall be based on any one or more of the following company, subsidiary, operating unit or division performance measures as selected by the board of directors of the company: earnings (e.g., earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; or earnings per share); financial return ratios (e.g., return on investment, return on invested capital, return on equity or return on assets); increase in revenue, operating or net cash flows; cash flow return on investment; total stockholder return; market share; net operating income, operating income or net income; debt load reduction; expense management; economic value added; stock price; assets; achievement of balance sheet or income statement objectives; and strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures. The terms of any award may provide that partial achievement of performance criteria may result in partial payment or vesting of the award. Additionally, in establishing the performance measures, the board of directors may provide for the inclusion or exclusion of certain items.
     Change In Control. Unless otherwise provided in an award agreement, upon the occurrence of a change in control, all outstanding stock options and SARs held by a participant who is employed by, or providing services to, QCR Holdings or our subsidiaries at the time of such change in control shall become fully exercisable and all stock awards or cash incentive awards shall be fully earned and vested. For purposes of the 2008 Equity Incentive Plan, a “change in control” is generally deemed to occur when (i) any person becomes the beneficial owner of 33% or more of the voting stock of QCR Holdings, except that the acquisition of such an interest by a benefit plan sponsored by us or a corporate restructuring in which another member of our controlled group acquires such an interest will not be a change in control for purposes of the 2008 Equity Incentive Plan, (ii) a majority of the board members serving as of the 2008 Equity Incentive Plan’s effective date no longer serve as directors, (iii) we combine or merge with another company and, immediately after the combination, our stockholders immediately prior to the combination hold, directly or indirectly, less than 50% of the voting stock of the resulting company, or (iv) the complete liquidation or dissolution or an agreement for the disposition of 67% or more of the assets of QCR Holdings. In the event an award constitutes “deferred compensation” for purposes of section 409A of the Internal Revenue Code, and the vesting of, or other rights or obligations related to an award are triggered by a change in control, the definition of “change in control” will be modified by the board of directors to the extent necessary to comply with, section 409A.
     Amendment and Termination. The board of directors may at any time amend or terminate the 2008 Equity Incentive Plan or any award granted under the 2008 Equity Incentive Plan, provided that no amendment or termination may impair the rights of any participant without the participant’s written consent. The board of directors may not amend the provision of the 2008 Equity Incentive Plan related to repricing, materially increase the original number of securities which may be issued under the 2008 Equity Incentive Plan (other than as provided in the 2008 Equity Incentive Plan), materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the 2008 Equity Incentive Plan without approval of stockholders. Notwithstanding the foregoing, the board of directors may amend the 2008 Equity Incentive Plan at any time, retroactively or otherwise, to insure that the 2008 Equity Incentive Plan complies with current or future law without stockholder approval, and the board of directors may unilaterally amend the 2008 Equity Incentive Plan and any outstanding award, without participant consent, in order to avoid the application of, or to comply with, section 409A of the Code, and its applicable regulations and guidance.

     U.S. Federal Income Tax Considerations. The following is a summary of the U.S. federal income tax consequences that may arise in conjunction with participation in the 2008 Equity Incentive Plan.
     The grant of a non-qualified option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares and the company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.
     The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of QCR Holdings or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code).
     The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.
     If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the transfer of such stock to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the participant as capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.
     If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price and the company will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.
     The grant of a SAR will not result in taxable income to the participant. Upon exercise of a SAR, the fair market value of shares received will be taxable to the participant as ordinary income and the company will be entitled to a corresponding deduction. Gains and losses realized by the participant upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.
     A participant who has been granted a stock award will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for U.S. income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and the company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the participant and the company will be entitled to a corresponding deduction.
     A participant who has been granted a cash incentive award will not realize taxable income at the time of grant, provided that no cash is actually paid at the time of grant. Upon the payment of any cash in satisfaction of the cash incentive award, the participant will realize ordinary income in an amount equal to the cash award received and the company will be entitled to a corresponding deduction.
     The company may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the board of directors, participants may have shares withheld from awards or may tender previously owned shares to the company to satisfy tax withholding requirements. The shares withheld from awards may only be used to satisfy our minimum statutory withholding obligation.
     Any acceleration of the vesting or payment of awards under the 2008 Equity Incentive Plan in the event of a change in control in QCR Holdings may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the participant to a 20% excise tax and preclude deduction by the company.
     Tax Advice. The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the 2008 Equity Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2008 Equity Incentive Plan. QCR Holdings, Inc. suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.
     The number and types of awards to be made pursuant to the 2008 Equity Incentive Plan is subject to the discretion of the board of directors and is not determinable at this time.
     Adoption of this proposal requires the affirmative vote of a majority of the shares of our common stock represented, in person or by proxy, and entitled to vote on the matter at the special meeting.
     The following table sets forth information on the equity compensation plan as of December 31, 2007.

EQUITY COMPENSATION PLAN INFORMATION
	Number of securities to be	Weighted-average	Number of securities remaining
	issued upon exercise of	exercise price of	available for future issuance under
	outstanding options, warrants	outstanding options,	equity compensation plans (excluding
Plan category	and rights	warrants and rights	securities reflected in the first column)
Equity compensation plans approved by security holders	336,450	$ 15.22	134,200 (1)
Equity compensation plans not approved by security holders	—	—	—

Total	336,450	$ 15.22	134,200 (1)

(1)	Includes 81,354 shares available under the QCR Holdings, Inc. Employee Stock Purchase Plan.
     Board Recommendation. Our board of directors unanimously approved the 2008 Equity Incentive Plan and unanimously recommends that stockholders vote FOR the approval of the 2008 Equity Incentive Plan.

COMPENSATION DISCUSSION & ANALYSIS
     This Compensation Discussion and Analysis (“CD&A”) describes QCR Holdings’ compensation philosophy and objectives as applicable to QCR Holdings’ executives, including the Named Executive Officers (“NEOs”) whose detailed compensation is set forth in the Executive Compensation section of this proxy statement. The CD&A explains the structure and rationale associated with each material element of the NEOs total compensation, and it provides important context for the more detailed disclosure tables and specific compensation amounts provided following the CD&A. In this CD&A section, the term “Committee” refers to the Executive Committee of QCR Holdings’ Board of Directors.
Compensation Philosophy and Objectives
     All of the compensation programs are designed to attract and retain key employees, motivating them to achieve and rewarding them for superior performance, as well as tying their overall compensation to enough risk to not reward substandard performance. Different programs are geared to short and long-term performance with the goal of increasing stockholder value over the long term. We believe that executive compensation programs impact all employees by setting general levels of compensation and helping to create an environment of goals, expectations and rewards.
     We believe that the compensation of the executives should reflect their success as a management team, rather than individuals, in attaining key operating objectives, such as growth of loans, deposits and total assets, and growth of earnings and earnings per share and ultimately, in attaining an increased market price for our stock. We believe that the performance of the executives in managing QCR Holdings, considered in light of general economic and specific company, industry and competitive conditions, should be the basis for determining their overall compensation. We also believe that their compensation should not be biased toward the short-term performance of our stock, whether favorable or unfavorable, but rather a meaningful portion of their total compensation should be linked to increasing shareholder value, which should reflect our operating performance, and ultimately, the management of QCR Holdings by the executives.
     QCR Holdings seeks to achieve these objectives through the following elements: salary, annual cash incentive bonus, long-term incentive compensation primarily through stock option awards, and other benefits and perquisites.
Role of the Committee in the Executive Compensation Process
     Overview. One of the main responsibilities of the Committee is to review and establish compensation of the executive officers, which is disclosed in the Summary Compensation Table on page 31 of this proxy statement. In this regard, the Committee uses outside consultants and experts. The Committee also works with management to develop and maintain a company-wide succession plan. In 2006, a specific succession plan surrounding the retirement of Mr. Bauer in May 2009 was implemented.
     In May 2007, Mr. Bauer assumed the role of Vice Chairman of both QCR Holdings and Quad City Bank & Trust and continues to serve on the boards of both in addition to a number of other affiliated boards until his retirement in May of 2009. Mr. Bauer will gradually reduce his executive management duties with us over the next fourteen months but will continue to play a role beyond the May 2009 retirement date.
     As part of the succession plan, Mr. Bauer entered into amended agreements that reflect his employment relationship with us, as more fully described below. As part of our desire to recognize Mr. Bauer’s long-standing contribution and to reward his continued contribution during the transition period, the board of directors approved certain amendments to Mr. Bauer’s compensation arrangements to provide additional retirement benefits and additional performance-based bonus incentives based on the success of the overall transition. These arrangements are further described in the following sections of this Proxy Statement.
     Future arrangements contemplated under the succession plan include our plan to enter into a separate consulting agreement with Mr. Bauer that would take effect upon his retirement from the board of directors in May of 2009. The consulting agreement will provide for fees of up to $2,000 per month, based on customer retention formulas or other fee schedules set by the Committee. Upon Mr. Bauer’s retirement from the board of directors of QCR Holdings, we plan to establish and fund a charitable foundation to be administered by Mr. Bauer for the benefit of the local community. Mr. Bauer may earn additional fees of $1,500 per month for services rendered on behalf of the foundation.
     Use of Consultants. The Committee uses compensation consultants from Amalfi Consulting (formerly the compensation group of Clark Consulting) to provide input on the competitive marketplace for executive compensation. The Committee has utilized Amalfi Consulting for annual executive compensation reviews since 2003. Amalfi Consulting specifically focuses on the banking industry and has provided us with assistance surrounding various elements of the total executive compensation package. These reviews have focused on salaries, annual incentives, equity compensation and additional executive benefits. Amalfi Consulting is an independent third party provider and reports directly to the Chairman of the Committee, Mr. James J. Brownson.
     Peer Group Analysis. The Committee believes it is appropriate to use peer data to judge the overall competitiveness of compensation for the NEOs. The companies included in the peer group, listed below, are reviewed annually and may change from year-to-year. The 19 companies include bank holding companies of similar size, location, and business strategy (i.e., those with a commercial banking focus).
2007 PEER GROUP

Company Name (Ticker)	Company Name (Ticker)
Ames National Corporation (ATLO)	Main Street Trust, Inc. (MSTI)
Baylake Corp. (BYLK)	MainSource Financial Group, Inc. (MSFG)
CoBiz Inc. (COBZ)	Mercantile Bancorp, Inc. (MBR)
Enterprise Financial Services Corp (EFSC)	Mercantile Bank Corporation (MBWM)
First Busey Corporation (BUSE)	Oak Hill Financial, Inc. (OAKF)
Heartland Financial USA, Inc. (HTLF)	Old Second Bancorp, Inc. (OSBC)
Hills Bancorporation (HBIA)	Pinnacle Financial Partners, Inc. (PNFP)
Horizon Bancorp (HBNC)	Southwest Bancorp, Inc. (OKSB)
Lakeland Financial Corporation (LKFN)	West Bancorporation, Inc. (WTBA)
Macatawa Bank Corporation (MCBC)
     Role of Executives in Committee Meetings. The Committee has requested that Mr. Hultquist be present at portions of selected Committee meetings to discuss executive compensation and evaluate QCR Holdings and individual performance. Mr. Hultquist may provide his insights and suggestions, but the final decisions regarding pay are made by the Committee members alone. The Committee discusses Mr. Hultquist’s compensation with him, but final deliberations and all decisions regarding compensation are made without him present. The Committee also determines the compensation for other NEOs, based on our performance, Mr. Hultquist’s recommendations, and input from Amalfi Consulting.

     Committee Activity. In 2007, the Committee met five times. During those meetings and at a January 2008 meeting it took the actions listed below. The specific recommendations and compensation changes are discussed later in the CD&A.
▪	Analyzed the current total compensation packages for the NEOs to determine market competitiveness.

▪	Reviewed peer performance data versus QCR Holdings performance and discussed performance goals for 2008 and beyond.

▪	Approved annual salary adjustments for 2008 and annual cash incentive bonus and equity grant amounts for 2007.

▪	Approved performance goals for the annual cash incentive bonus and annual equity programs for 2008.
     Elements of Compensation. There are four components to our NEO compensation: base salary, annual cash incentive bonus, long-term incentives and other benefits and perquisites. These pay components are used to balance and achieve various objectives. The Committee desires to balance short-term and long-term objectives, so annual incentives are combined with long-term incentives. To attract executives, maintain a stable team of effective leaders, and provide non-competition and other protections for QCR Holdings, the compensation programs include components such as employment agreements and other long-term arrangements. The compensation framework is intended to balance the executives’ need for current cash, security, and funds to cover taxes on long-term incentives (through vehicles such as salary and annual incentives) with the need for alignment of executives’ long-term interests with those of stockholders (through vehicles such as equity grants). The components are intended to provide a degree of security at the threshold level of compensation, while motivating executives to focus on the strategic goals that will produce both outstanding financial performance and long-term incentives in order to align the interest of management with the long-term stockholders.
     Base salary. Cash salaries are intended to be competitive with the market, and take into account the individual’s experience, performance, responsibilities, and past and potential contribution to QCR Holdings. The salaries are intended to offer each executive security and to allow QCR Holdings to maintain a stable management team and environment. The Committee reviews the salaries of the executives on an annual basis. The Committee uses its own judgment, as well as its outside consultants’ expertise, when determining the positioning of the executive salary compared to the competitive marketplace. Examples of the determining factors include the executive’s level of responsibility, prior experience, length of time with QCR Holdings, breadth of knowledge and internal performance. There is no specific weighting of the above-mentioned items.
     In January 2004, QCR Holdings entered into new employment contracts with each of the NEOs, and the salaries provided in those agreements may be increased to reflect performance of the individual and QCR Holdings. On December 14, 2006, QCR Holdings entered into an amended and restated employment agreement with Mr. Bauer as a part of our succession plan.
     In years prior to 2006, the Committee has targeted executive salaries between the 50th and the 65th percentile of the competitive market. Given recent performance, the Committee has now targeted executive salaries at the 50th percentile of the competitive market. Historically, targeted salaries have been at a lower competitive position, as the Committee prefers to have a significant portion of each executive’s total compensation to be considered “at risk” and linked directly to performance. Although Mr. Helling’s salary is within the 50th – 65th percentile range, salaries for Mr. Hultquist and Mr. Gipple have historically been below the range. Given the competitive gap between QCR Holdings and market median pay levels, the Committee has developed a multi-year plan for bringing officer base salary pay levels closer to targeted market level.
     On January 24, 2008, based on recommendations from the Committee, QCR Holdings’ board approved the salaries for all NEOs for 2008, effective January 1, 2008. The board approved the following executive officer salaries:

Executive	2007 Salary	2008 Salary
Douglas M. Hultquist	$209,500	$220,500	(1)
Michael A. Bauer	$220,500	$220,500
Todd A. Gipple	$182,500	$195,000	(2)
Larry J. Helling	$200,000	$202,500

(1)	Mr. Hultquist’s base salary was restored to $220,500 for 2008. This was his base salary in 2006 and Mr. Hultquist had voluntarily reduced his base salary by 5% for 2007 as a result of QCR Holdings’ 2006 financial performance.

(2)	Mr. Gipple’s base salary was increased to $195,000 to reflect his additional responsibilities as QCR Holdings’ Chief Operating Officer and as part of the multi-year plan to bring officer pay levels closer to targeted market levels.
     In setting 2008 base salaries, the Committee considered the compensation philosophy and guiding principles described in this section; the experience and industry knowledge of the NEO and the quality and effectiveness of their leadership, the mix of performance pay to total compensation and the base salary paid to the officers in comparable positions in the peer group, using the 50th percentile as our point of reference.
     Annual Cash Incentive Bonus. The Committee uses annual cash incentive bonuses to reward the executives for achieving short-term corporate and individual performance objectives. Specifically, each executive has measurable goals that are determined by the Committee and focus on earnings per share, return on equity, asset growth, and other financial performance. The Committee believes the executive officers should have a significant portion of their total compensation package at risk and available through an annual cash incentive program.
     In 2007, the Committee defined specific threshold, target, and maximum award opportunities as a percentage of salary for each executive. The specific percentages are based on the individual executive’s position and competitive market data for similar positions. The annual incentive opportunities when combined with salaries are designed to position total cash compensation at approximately the 50th percentile for target-level performance, and the 75th percentile for maximum-level performance. The 2007 awards were contingent primarily on performance relative to goals for earnings per share, return on equity, and asset growth, which are objectives that are aligned with those of QCR Holdings’ stockholders. The performance criteria were weighted to reflect QCR Holdings’ strategic objectives. In addition, certain executives also had individual performance goals that were consistent with QCR Holdings’ 2007 strategic objectives and more closely aligned with their specific role with QCR Holdings, as well as a subjective component scored by the Committee.

     For 2007, the weighting of the performance criteria as a percentage of the total targeted cash incentives were as follows:

	Corporate	Individual	Subjective	Target
Executive	Goals	Goals	Component	Award
Douglas M. Hultquist	65.0%	—	10.0%	75.0%
Michael A. Bauer	20.0%	20.0%	—	40.0%
Todd A. Gipple	30.0%	20.0%	5.0%	55.0%
Larry J. Helling	25.0%	20.0%	5.0%	50.0%
     After taking into account the weighting of all criteria and the resulting performance of QCR Holdings and the executive officers, the Committee determined the actual annual cash incentive bonuses for 2007 calculated as shown in the table below.

	Corporate	Individual	Subjective	Actual
Executive	Goals	Goals	Component	Award
Douglas M. Hultquist	63.5%	—	9.0%	72.5%
Michael A. Bauer	38.6%	26.6%	—	65.2%
Todd A. Gipple	29.3%	17.9%	4.8%	52.0%
Larry J. Helling	36.6%	22.4%	4.3%	63.3%
     In 2008, the Committee defined specific cash incentive award opportunities as a percentage of salary for each executive. As in 2007, the specific percentages are based on the individual executive’s position and competitive market data for similar positions and when combined with base compensation are designed to position total cash compensation at approximately the 50th percentile for target level performance and the 75th percentile for maximum level performance.
     The table below reflects 2008 targeted award opportunities for each executive, and the weighting of the incentive between corporate goals, individual goals, and a subjective component.

	Corporate	Individual	Subjective	Target
Executive	Goals	Goals	Component	Award
Douglas M. Hultquist	65.0%	—	10.0%	75.0%
Michael A. Bauer	20.0%	20.0%	—	40.0%
Todd A. Gipple	25.0%	25.0%	5.0%	55.0%
Larry J. Helling	30.0%	25.0%	5.0%	60.0%

     The corporate goals for 2008 are earnings per share, return on equity, asset growth and core deposit growth, all of which are closely aligned with those of QCR Holdings’ stockholders. The Committee defined specific levels of cash incentive award opportunities for 2008 as follows:

Performance	Percentage of Targeted
Levels	Incentive to be Awarded	Level of Financial Performance
Threshold	50% of targeted incentive 50% of targeted incentive	EPS/ROE/deposit growth 90% of 2008 budget Asset growth 95% of 2008 budget
Budget	75% of targeted incentive 75% of targeted incentive	EPS/ROE/deposit growth 100% of 2008 budget Asset growth 100% of 2008 budget
Target	100% of targeted incentive 100% of targeted incentive	EPS/ROE/deposit growth 110% of 2008 budget Asset growth 105% of 2008 budget
Maximum	125% of targeted incentive 125% of targeted incentive	EPS/ROE/deposit growth 120% of target performance Asset growth 110% of target performance
     Long-Term Incentive. The Committee believes executive officers should have a meaningful portion of their total compensation opportunity linked to increasing shareholder value. The Committee also believes it is appropriate to provide executive officers with the opportunity to receive annual stock-based awards that are contingent upon individual performance and QCR Holdings’ results. Such long-term incentives, typically in the form of equity grants, are used to encourage ownership, increase proprietary interest in the success of QCR Holdings’, and encourage retention of the executive officers. The Committee believes the long-term incentive awards promote tax efficiency and replace some of the benefit opportunities the executives lose due to regulatory limitations. The Committee has granted equity awards in the past through various equity plans to provide a dollar value of awards based upon prior year performance. Stock options have traditionally been used to reinforce QCR Holdings’ long-term goals and retain its valued executives though the Committee reserves discretion to change the types of equity awards to grant and to vary the terms and conditions applicable to any awards. To support that objective, the Committee has implemented an annual equity granting methodology and provided annual grants to the NEOs in 2007 on a performance basis. The performance-based award opportunities were determined as a percentage of the executive salary in a manner similar to the annual cash incentive plan.
     For Messrs. Hultquist, Gipple and Helling, the grant of long-term incentive awards is contingent on achieving the same financial performance goals that are used to measure executive officer performance for purposes of current year cash incentive awards. If QCR Holdings does not meet the threshold level of performance the executives will not receive the annual equity awards. The 2007 long-term incentive award opportunities, and the related financial performance measures were communicated to the executives in January 2007. For Mr. Bauer, the long-term incentive awards are contingent on the success of the overall transition and execution of the succession plan.
     As shown in the following table, the Committee has targeted equity compensation awards between 10% and 65% of salary. This table shows the award opportunities for both the 2007 and 2008 performance-based equity grants as a percentage of salary for each executive, based upon grant date fair value as used for determining expense in the financial statements. The table also presents the actual 2007 performance-based equity grants that were awarded in January 2008 based upon the executive’s performance in 2007. These options are subject to a three-year vesting schedule.

	2007 and 2008 Performance-Based Equity Incentive Plan
	(Grant Value Stock Option Awards as a Percent of Salary)
Executive	2007 Target	2007 Award	2008 Target
Douglas M. Hultquist	65.00%	62.84%	65.00%
Todd A. Gipple	35.00%	33.07%	45.00%
Larry J. Helling	10.00%	12.65%	20.00%
     The sum of base salary, cash incentive bonus and the equity long-term incentive awards creates total direct compensation. The Committee has targeted total direct compensation between the 50th and 65th percentile with the higher level attainable when it is warranted by performance. The equity award granted to Mr. Hultquist significantly improves his competitive position relative to market, however with respect to total direct compensation, he is still below the targeted market range. In the case of Mr. Gipple, adding the equity award moves him much closer to the targeted market range. In the case of Mr. Helling, adding the equity award moves him above the targeted market range; however, it is deemed to be appropriate given his performance.
Long-Term Incentive Plans
     1993 Stock Option Plan. In 1993, QCR Holdings adopted a stock option plan for the benefit of directors, officers, and employees of QCR Holdings and its subsidiaries. The plan was approved by stockholders and provided for the issuance of incentive stock options, nonqualified stock options and tax benefit rights. All of the options under the plan have been granted, and on June 30, 2003, the plan expired.
     1997 Stock Incentive Plan. In 1997, we adopted the QCR Holdings Stock Incentive Plan for the benefit of our directors, officers and employees. The plan was approved by stockholders and provided for the issuance of incentive stock options, nonqualified stock options, restricted stock, tax benefit rights and stock appreciation rights. All of the awards under the plan have been granted, and on December 31, 2007, the plan expired.
     2004 Stock Incentive Plan. In 2004, we adopted the QCR Holdings Stock Incentive Plan for the benefit of our directors, officers and employees. The plan was approved by stockholders and authorized 225,000 shares for issuance under the plan. This plan provides for the issuance of incentive stock options, nonqualified stock options, restricted stock, tax benefit rights and stock appreciation rights. As of December 31, 2007, there are 52,846 remaining options available for grant under this plan.
     2008 Stock Incentive Plan. In January 2008, we adopted the QCR Holdings Stock Incentive Plan for the benefit of our directors, officers and employees, have asked for approval by stockholders at this meeting, and authorized 250,000 shares for issuance under the plan. Equity incentives are an important component of their total compensation, and additional information regarding the Plan can be found beginning on page 13.
     2002 Stock Purchase Plan. QCR Holdings adopted and stockholders approved the QCR Holdings Employee Stock Purchase Plan in 2002. The plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code. The plan allows employees of QCR Holdings and our subsidiaries to purchase shares of common stock available under the plan. The purchase price is currently 90% of the lesser of the fair market value at the date of the grant or the investment date. The investment date is the date common stock is purchased after the end of each calendar quarter during an offering period. Beginning January 1, 2007, the maximum percentage that any one participant can elect to contribute is 8% of his or her compensation. Messrs. Hultquist, Bauer, Gipple and Helling have a further limitation on their contribution to $100 per pay period, or $2,600 for the year. During 2007, 19,834 shares were purchased under the plan.
     401(k) Retirement Savings Plan. QCR Holdings sponsors a qualified, tax-exempt profit sharing plan qualifying under Section 401(k) of the Internal Revenue Code. All employees are eligible to participate in the plan. Pursuant to the plan, QCR Holdings matches 100% of the first 3% of employee contributions and 50% of the next 3% of employee contributions, up to a maximum of 4.5% of an employee’s compensation. Additionally, at its discretion, QCR Holdings may make additional contributions to the plan, which are allocated to the accounts of participants based on relative compensation. The total contributions under the 401(k) plan for the benefit of our NEOs are reflected in the Summary Compensation Table on page 31 of this proxy statement.
     Non-qualified Supplemental Executive Retirement Program (“SERP”). QCR Holdings provides SERP benefits to its key executives, which will provide supplemental retirement income to the NEOs. The SERP arrangements are an important, common component of competitive compensation packages in comparable banks; 68% of QCR Holdings’ peer group currently utilize SERP arrangements. Furthermore, the SERP arrangements include retention and non-competition provisions that protect QCR Holdings and help support the objective of maintaining a stable, committed, and qualified team of key executives.
     QCR Holdings currently has SERP arrangements in place for Messrs. Hultquist, Bauer, Gipple, and Helling. The SERP arrangements were approved by QCR Holdings in April 2004, and have an effective date of May 2004. Under the agreements, the executives will receive a supplemental retirement benefit in an annual pre-tax amount equal to 2.5% for each year of full-time service until the executive reaches age 65 (not to exceed 40 years), multiplied by the executive’s average annual base salary plus cash bonus for the three most recently completed plan years, subject to a maximum of 70%.
     The supplemental retirement benefit will be reduced by any contributions plus earnings thereon made by QCR Holdings to the credit of the executive pursuant to the QCR Holdings 401(k)/Profit Sharing Plan or other deferred compensation plans. The supplemental retirement benefit payable under the plans will generally be made in monthly installments for a period of 180 months. If an executive retires after reaching age 55 (but before reaching age 65) and has at least 10 years of service, QCR Holdings will pay a supplemental early retirement benefit made in monthly installments for a period of 180 months to the executive. The SERP arrangements also provide for the payment of a survivor’s benefit payable to a participating executive’s beneficiary upon the executive’s death.
     Pursuant to the existing SERP arrangements, assuming the participating executives retire on or after reaching age 65 and based on the participants’ salary and cash bonus paid for 2007, we will owe the following projected annual amounts at age 65: Mr. Hultquist — $255,914; Mr. Gipple - $270,030; Mr. Helling — $149,680. These amounts are for illustrative purposes only and do not reflect the reduction in payments as described above and do not reflect any annual increases in the executives’ salaries. Mr. Bauer’s SERP arrangement was amended on March 21, 2006 with respect to his upcoming retirement, to provide a fixed benefit of $117,000 per year commencing upon attainment of age 60.

     Deferred Compensation Plan Agreements (“DCPs”). QCR Holdings has entered into DCPs with the executive officers to allow them to defer a portion of their salary or annual bonus. These plans are voluntary, non-tax qualified, deferred compensation plans that enable the executives to save for retirement by deferring a portion of their current cash compensation. QCR Holdings matches these deferrals up to certain maximums and interest is earned at the prime rate subject to certain floor and cap rates, as follows:

	Deferred Compensation Plan Agreements
	2007 Match	2008 Match	Interest Rate
Executive	Maximum	Maximum	Floor and Cap
Douglas M. Hultquist	$20,000	$20,000	8.00% - 10.00%
Michael A. Bauer	$20,000	$20,000	8.00% - 10.00%
Todd A. Gipple	$15,000	$15,000	6.00% - 12.00%
Larry J. Helling	$15,000	$15,000	8.00% - 12.00%
     Our analyses of competitive positioning of total compensation took into account the value of both the SERP arrangements and the DCP agreements of the NEOs. Market data on the benefits and prevalence of SERP arrangements and DCP agreements in peer banks was utilized when implementing these plans. The SERP arrangements and DCP agreements are consistent with the compensation philosophy of QCR Holdings
     Long-Term Deferred Incentive Compensation Program. QCR Holdings has entered into a Long-Term Deferred Incentive Compensation Program with certain key senior management members at Cedar Rapids Bank & Trust, Rockford Bank & Trust and First Wisconsin Bank & Trust. Mr. Helling is a participant in this program. The program is administered by the Committee and results in deferred incentive compensation contributions being made into the plan, for the benefit of the participants, if certain growth and earnings objectives are met. Mr. Helling is a participant in the plan for the years 2006 through 2011, and can earn between $16,000 and $120,000 annually based on the performance of Cedar Rapids Bank & Trust. Mr. Helling did not earn any deferred incentive compensation in 2007 as the minimum Return on Equity measure under the plan of 12.00% was not reached.
     Deferred Income Plans. QCR Holdings adopted and stockholders approved the 1997 Deferred Income Plan and 2005 Deferred Income Plan to enable directors and selected key officers of QCR Holdings and its related companies, to elect to defer all or a portion of the fees and cash compensation payable to them for their service as directors or employees. The NEOs participated in the 1997 Deferred Income Plan in 2004 and prior years by deferring 100% of the director fees that they had earned from their service as directors. None of the NEOs have participated in the 1997 or 2005 Deferred Income plans since December 31, 2004 when QCR Holdings terminated board fees for employee-directors.
     Other Benefits and Perquisites. The NEOs participate in QCR Holdings’ broad-based employee benefit plans, such as medical, dental, disability and life insurance coverage programs. The NEOs also receive an automobile allowance, fuel, maintenance and insurance expense of such automobile and payments for country club memberships. In addition, QCR Holdings pays for tax planning and preparation services for each of the NEOs. The value of the perquisites provided by or paid for by QCR Holdings are reflected in the Summary Compensation Table on page 31 of this proxy statement, and are similar to other bank holding companies within the industry.

     Chief Executive Officer (“CEO”) Comparisons. The Committee reviewed compensation comparisons for the CEO and the top executive of each peer group company when determining the CEO compensation. Based on the recent performance of QCR Holdings, Mr. Hultquist’s compensation will be compared to the 50th percentile of the competitive peer group and transitioned to that level as part of the multi-year plan for bringing officer base salary levels closer to market level. The Committee believes strongly in a “pay for performance” compensation philosophy and the exact percentile positioning versus the peer group will be dependent on the performance of QCR Holdings.
     Other Officer Comparisons: The Committee also reviewed compensation comparisons for the other NEOs. The entire peer group was utilized for these comparisons, but the individual NEOs were only compared to peer group NEOs with similar position titles and responsibilities.
     After consideration of the data collected on external competitive levels of compensation and based on each executive officers role within the executive group, the Committee makes decisions regarding individual executives’ target total compensation opportunities based on the need to attract, motivate and retain an experienced and effective management team.
     As noted above, notwithstanding QCR Holdings’ overall pay positioning objectives, pay opportunities for specific individuals vary based on a number of factors such as individual experience, scope of duties, and individual knowledge of QCR Holdings. Actual total compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of performance-goals under the annual incentive and long-term incentive plans. In some instances, the amount and structure of compensation results from arm’s-length negotiations with executives, which reflect an increasingly competitive market for quality, proven managerial talent.
     Timing of Equity Grants. In March 2007, QCR Holdings adopted a formal policy regarding the equity grant process and related controls. The purpose of this policy is to help ensure that awards are granted, documented and reported accurately, consistent with applicable legal, regulatory and accounting requirements and in a manner designed to avoid the appearance of equity granting improprieties.
Adjustment or Recovery of Awards
     QCR Holdings has not adopted a formal policy or any employment agreement provisions that enable recovery, or “clawback”, of incentive awards in the event of misstated or restated financial results. However, Section 304 of Sarbanes-Oxley does provide some ability to recover incentive awards in certain circumstances. If QCR Holdings is required to restate its financials due to noncompliance with any financial reporting requirements as a result of misconduct of the Chief Executive Officer or Chief Financial Officer, then they must reimburse QCR Holdings for (1) any bonus or other incentive- or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (2) any profits realized from the sale of securities of QCR Holdings during those 12 months.
Stock Ownership Guidelines
     In December 2007, to reinforce our philosophy of equity ownership for executives and directors, and to further align their interests with the stockholders, QCR Holdings adopted share ownership guidelines applicable to officers and directors. All individuals subject to the guidelines are expected to meet the guidelines by January 1, 2011, or within three years of becoming subject to the guidelines. The stock ownership requirement for NEOs is the expectation to own a number of shares equal in value to two times his base salary. The requirement for QCR Holdings directors is the expectation to own 10,000 shares. The requirement for subsidiary directors is the expectation to own 2,000 shares. All NEOs currently exceed the ownership guidelines and all but one QCR Holdings director currently exceed the ownership guidelines.

Employment Agreements and Post-Termination Payments
     On January 1, 2004, QCR Holdings entered into separate Employment Agreements with each of the NEOs. On March 21, 2006 and again on December 14, 2006, QCR Holdings entered into an amended and restated employment agreement with Mr. Bauer as a part of our succession plan.
     These agreements provide for severance compensation to be paid if the executive’s employment is terminated under certain conditions, such as termination by the executive, following a change in control, or termination by us other than due to death or disability, for “cause” or upon a material breach of the agreement. The relevant terms are defined in the employment agreements.
     The employment agreements and the related severance provisions are designed to meet the following objectives:
     Change in Control. As part of our normal course of business, we engage in discussions with other companies about possible collaborations and/or other ways in which the companies may work together to further our respective long-term objectives. In addition, many larger, established companies consider companies at similar stages of development to ours as potential acquisition targets. In certain scenarios, the potential for merger or being acquired may be in the best interests of our stockholders. We provide severance compensation if an executive’s employment is terminated following a change in control transaction to promote the ability of our senior executives to act in the best interests of our stockholders even though their employment could be terminated as a result of the transaction.
     Termination without Cause. If we terminate the employment of an executive officer without cause as defined in the applicable agreement, we are obligated to continue to pay him certain amounts.
     We believe these payments are appropriate because the terminated executive is bound by confidentiality, nonsolicitation and noncompete provisions. This provides us with more flexibility to make a change in senior management if such a change is in our and our stockholders’ best interests.
Tax and Accounting Considerations
     QCR Holdings takes into account tax and accounting implications in the design of its compensation programs. For example, in the selection of long-term incentive instruments, the Committee reviews the projected expense amounts and expense timing associated with alternative types of awards. Under current accounting rules (i.e., Financial Accounting Standard 123, as revised in 2004), QCR Holdings must expense the grant-date fair value of share-based grants such as stock options, restricted stock, and SARs settled in stock. The grant-date value is amortized and expensed over the service period or vesting period of the grant. In contrast, awards that are not share-based (e.g., SARs settled in cash) are expensed based on a value that may fluctuate widely over the vesting period and is not fixed at grant date. In selecting appropriate incentive devices, the Committee reviews extensive modeling analyses and considers the related tax and accounting issues.
     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation in excess of $1 million paid to the chief executive officer and the next three most highly compensated executive officers (but excluding, in all cases, the chief financial officer) in any fiscal year. The compensation QCR Holdings paid in 2007 to the NEOs is intended to be deductible under Section 162(m). However, deductibility is not the sole factor used in determining the appropriate levels or methods of compensation. The Committee retains the flexibility to pay non-deductible compensation if it believes doing so is in the best interests of QCR Holdings.

EXECUTIVE COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     The Committee believes our compensation philosophy and objectives regarding executive compensation has been established which will allow us to attract and retain exceptional executive officers and to motivate and reward those executives based on high levels of performance, which will contribute to long-term shareholder value.
     In performing its oversight role, the Committee has reviewed and discussed the CD&A with management. Based on such review and discussion, the Committee recommended to the board of directors that the 2007 CD&A be included in its Annual Report on Form 10-K and this Proxy Statement.
     Respectfully submitted by the members of the Executive Committee of the Board of Directors:
James J. Brownson (Chair)
Patrick S. Baird
Mark C. Kilmer
John K. Lawson
Charles M. Peters
Ronald G. Peterson
John A. Rife

EXECUTIVE COMPENSATION
     The following table sets forth the following information for the years ended December 31, 2006 and 2007: (i) the dollar value of base salary and bonus earned; (ii) the aggregate grant date fair value of stock and option awards granted at any time and expensed computed in accordance with FAS 123(R); (iii) the dollar value of earnings for services pursuant to awards granted under non-equity incentive plans; (iv) the change in pension value and non-qualified deferred compensation earnings; (v) all other compensation; and, finally, (vi) the dollar value of total compensation.
Summary Compensation Table

								Change in
								pension value
								and
								nonqualified
							Non-equity	deferred
Name and					Option		incentive plan	compensation	All other
principal		Salary	Bonus	Stock	awards		compensation	earnings	compensation		Total
position	Year	($)	($)	awards($)	($)		($)	($)	($)		($)
(a)	(b)	(c)	(d)	(e)	(f)		(g)	(h)	(i)		(j)
Douglas M. Hultquist,	2007	$209,500	$15,000	—	$22,216	(1)	$151,904	$174,370	$114,739	(3)	$687,729
President & CEO	2006	$220,500	—	—	$13,563	(2)	$55,125	$164,639	$46,591	(4)	$500,418
Michael A. Bauer,	2007	$220,500	$10,000	—	$22,216	(1)	$143,779	$322,694	$158,317	(5)	$877,506
Vice Chairman	2006	$220,500	—	—	$16,953	(2)	$64,313	$291,665	$143,934	(6)	$737,365
Todd A. Gipple,	2007	$182,500	$25,000	—	$24,620	(1)	$94,846	$52,598	$50,221	(7)	$429,785
EVP & CFO	2006	$178,500	—	—	$18,562	(2)	$49,534	$48,728	$36,657	(8)	$331,981
Larry J. Helling,	2007	$200,000	—	—	$14,177	(1)	$126,533	$45,132	$72,769	(9)	$458,611
President & CEO of Cedar Rapids Bank	2006	$200,000	—	—	$6,455	(2)	$67,111	$48,582	$61,847	(10)	$383,995

(1)	The value shown is what is included in our financial statements per FAS 123(R) and covers all amounts expensed in 2007 for all options granted to that executive, whether or not the options were granted in 2007. See our Annual Report for the year ended December 31, 2007 for a complete description of the FAS 123(R) valuation. The actual number of awards granted in 2007 is shown in the “Grants of Plan Based Awards” table included in this filing.

(2)	The value shown is what is included in our financial statements per FAS 123(R) and covers all amounts expensed in 2006 for all options granted to that executive, whether or not the options were granted in 2006. See our Annual Report for the year ended December 31, 2006 for a complete description of the FAS 123(R) valuation.

(3)	Mr. Hultquist had contributions made to the 401(k) Plan for his benefit in the amount of $11,462; reimbursement for tax preparation services in the amount of $1,790; car allowance of $8,000; country club dues of $5,729 and received term life insurance, which had a premium cost of $711. He also received a payment in the amount of $55,220 in connection with the exercise of 6,750 stock appreciation rights. In addition, pursuant to the deferred compensation arrangement, QCR Holdings made a contribution for his benefit in the amount of $20,000, and pursuant to a life insurance bonus plan, had a contribution for his benefit in the amount of $11,827. This does not include the incremental benefit recognized by QCR Holdings during 2007 with respect to the 24,375 cash settled stock appreciation rights he had outstanding at December 31, 2007.

(4)	Mr. Hultquist had contributions made to the 401(k) Plan for his benefit in the amount of $10,624; reimbursement for tax preparation services in the amount of $2,030; car allowance of $8,000; country club dues of $9,539 and received term life insurance, which had a premium cost of $1,398. In addition, pursuant to the deferred compensation arrangement, QCR Holdings made a contribution for his benefit in the amount of $15,000. This does not include the incremental benefit recognized by QCR Holdings during 2006 with respect to the 31,125 cash settled stock appreciation rights he had outstanding at December 31, 2006.

(5)	Mr. Bauer had contributions made to the 401(k) Plan for his benefit in the amount of $11,462; reimbursement for tax preparation services in the amount of $2,850; car allowance of $8,000; country club dues of $7,079 and received term life insurance, which had a premium cost of $1,441. In addition, pursuant to the deferred compensation arrangement, QCR Holdings made a contribution for his benefit in the amount of $100,000, and pursuant to a life insurance bonus plan, had a contribution for his benefit in the amount of $27,485. This does not include the incremental benefit recognized by QCR Holdings during 2007 with respect to the 24,375 cash settled stock appreciation rights he had outstanding at December 31, 2007.

(6)	Mr. Bauer had contributions made to the 401(k) Plan for his benefit in the amount of $10,624; reimbursement for tax preparation services in the amount of $2,030; car allowance of $8,000; country club dues of $4,242 and received term life insurance, which had a premium cost of $3,138. He also received a payment in the amount of $55,900 in connection with the exercise of 6,000 stock appreciation rights. In addition, pursuant to the deferred compensation arrangement, QCR Holdings made a contribution for his benefit in the amount of $60,000. This does not include the incremental benefit recognized by QCR Holdings during 2006 with respect to the 24,375 cash settled stock appreciation rights he had outstanding at December 31, 2006.

(7)	Mr. Gipple had contributions made to the 401(k) Plan for his benefit in the amount of $11,462; reimbursement for tax preparation services in the amount of $1,790; car allowance of $8,000; country club dues of $7,502 and received term life insurance, which had a premium cost of $282. In addition, pursuant to the deferred compensation arrangement, QCR Holdings made a contribution for his benefit in the amount of $15,000, and pursuant to a life insurance bonus plan, had a contribution for his benefit in the amount of $6,185. This does not include the incremental benefit recognized by QCR Holdings during 2007 with respect to the 3,750 cash settled stock appreciation rights he had outstanding at December 31, 2007.

(8)	Mr. Gipple had contributions made to the 401(k) Plan for his benefit in the amount of $10,418; reimbursement for tax preparation services in the amount of $1,705; car allowance of $8,000; country club dues of $6,024 and received term life insurance, which had a premium cost of $510. In addition, pursuant to the deferred compensation arrangement, QCR Holdings made a contribution for his benefit in the amount of $10,000. This does not include the incremental benefit recognized by QCR Holdings during 2006 with respect to the 3,750 cash settled stock appreciation rights he had outstanding at December 31, 2006.

(9)	Mr. Helling had contributions made to the 401(k) Plan for his benefit in the amount of $11,462; reimbursement for tax preparation services in the amount of $775; car allowance of $6,000; country club dues of $7,873 and received term life insurance, which had a premium cost of $612. He also received a payment in the amount of $19,098 in connection with the exercise of 1,800 stock appreciation rights. In addition, pursuant to the deferred compensation arrangement, QCR Holdings made a contribution for his benefit in the amount of $15,000, and pursuant to a life insurance bonus plan, had a contribution for his benefit in the amount of $11,949.

(10)	Mr. Helling had contributions made to the 401(k) Plan for his benefit in the amount of $10,624; reimbursement for tax preparation services in the amount of $880; car allowance of $6,000; country club dues of $10,995 and received term life insurance, which had a premium cost of $1,098. He also received a payment in the amount of $20,250 in connection with the exercise of 1,800 stock appreciation rights. In addition, pursuant to the deferred compensation arrangement, QCR Holdings made a contribution for his benefit in the amount of $12,000. This does not include the incremental benefit recognized by QCR Holdings during 2006 with respect to the 1,800 cash settled stock appreciation rights he had outstanding at December 31, 2006.

     The following table sets forth certain information with respect to potential payment levels under the annual cash incentive (bonus) program and the options granted during 2007 to the individuals named in the Summary Compensation Table.
Grants of Plan Based Awards

					All other	All other
					stock	option
					awards;	awards;
					Number	Number of	Exercise or	Grant date
		Estimated future payouts under non-			of shares	securities	base price	fair value
		equity incentive plan awards(1)			of stock	underlying	of option	of option
	Grant	Threshold	Target	Maximum	or units	options(2)	awards	awards
Name	date	($)	($)	($)	(#)	(#)	($/Sh)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Douglas M. Hultquist Stock options	1/26/07	—	—	—	—	2,450	$16.85	$14,431
Annual cash incentive (bonus)	—	$0	$165,375	$206,719	—	—	—	—
Michael A. Bauer Stock options	1/26/07	—	—	—	—	2,450	$16.85	$14,431
Annual cash incentive (bonus)	—	$0	$110,250	$137,813	—	—	—	—
Todd A. Gipple Stock options	1/26/07	—	—	—	—	2,250	$16.85	$13,253
Annual cash incentive (bonus)	—	$0	$107,250	$134,063	—	—	—	—
Larry J. Helling Stock options	1/26/07	—	—	—	—	2,800	$16.85	$16,492
Annual cash incentive (bonus)	—	$0	$121,500	$151,875	—	—	—	—

(1)	Represents estimated possible payouts under the annual cash incentive (bonus) plan. Actual payouts are shown in the Summary Compensation Table.

(2)	Represents actual stock options grants made under the stock incentive plan.

     The following table sets forth information on outstanding options held by the individuals named in the Summary Compensation Table at December 31, 2007, including the number of shares underlying both exercisable and unexercisable portions of each stock option as well as the exercise price and the expiration date of each outstanding option. Other than what is footnoted below, the options vest in five equal annual portions beginning one year from the date of grant. There were no stock awards held at December 31, 2007.
Outstanding Equity Awards

	Option Awards
			Equity incentive
	Number of	Number of	plan
	securities	securities	awards; Number of
	underlying	underlying	securities
	unexercised	unexercised	underlying	Option
	options	options	unexercised	exercise	Option
	(#)	(#)	unearned options	Price	expiration
Name	Exercisable	Unexercisable	(#)	($)	date
(a)	(b)	(c)	(d)	(e)	(f)
Douglas M. Hultquist	2,000	3,000	—	$21.00	1/28/2015
	3,900	—	—	$19.05	1/27/2016
	—	2,450 (2)	—	$16.85	1/26/2017
Michael A. Bauer	2,000	3,000	—	$21.00	1/28/2015
	1,300	2,600 (2)	—	$19.05	1/27/2016
	—	2,450 (1)	—	$16.85	1/26/2017
Todd A. Gipple	11,250	—	—	$8.83	1/5/2010
	150	—	—	$10.75	6/30/2010
	2,250	—	—	$7.13	1/5/2011
	150	—	—	$6.90	6/29/2011
	2,250	—	—	$7.45	1/4/2012
	113	—	—	$9.87	6/28/2012
	1,800	450	—	$11.41	1/6/2013
	1,350	900	—	$18.67	1/5/2014
	600	900	—	$22.00	1/5/2015
	1,200	1,800	—	$21.00	1/28/2015
	2,500	—	—	$19.05	1/27/2016
	151	599	—	$17.60	10/26/2016
	—	2,250 (2)	—	$16.85	1/26/2017
Larry J. Helling	10,800	—	—	$7.00	4/10/2011
	150	—	—	$6.90	6/29/2011
	800	1,200	—	$21.00	1/28/2015
	2,350	—	—	$19.05	1/27/2016
	—	2,800 (2)	—	$16.85	1/26/2017

(1)	Options vest in two equal annual portions beginning one year from date of grant.

(2)	Options vest in three equal annual portions beginning one year from date of grant.
     None of the individual’s named in the Summary Compensation Table exercised any stock options during the year ended December 31, 2007, therefore the “Option Exercises and Stock Vested” table has been omitted.

     The following table sets forth the present value of accumulated benefits payable to each of the individuals named in the Summary Compensation Table, including the number of years of service credited to each under the Supplemental Retirement Plan determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. Information regarding the Supplemental Retirement Plan can be found under the heading “Non-qualified Supplemental Executive Retirement Program” on page 26 of this proxy statement.
Pension Benefits

		Number of years	Present value of	Payments during
		credited service	accumulated benefit	last fiscal year
Name	Plan name	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)
Douglas M. Hultquist	Supplemental Executive Retirement Plan	13	$429,794	—
Michael A. Bauer	Supplemental Executive Retirement Plan	13	$738,491	—
Todd A. Gipple	Supplemental Executive Retirement Plan	7	$131,165	—
Larry J. Helling	Supplemental Executive Retirement Plan	6	$138,896	—
     The following table sets forth information concerning our non-qualified deferred compensation agreements with each individual named in the Summary Compensation Table. The agreements are discussed in detail on pages 27 of this proxy statement.
Non-Qualified Deferred Compensation

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	contributions in	contributions in	earnings in	withdrawals/	balance at
	2007	2007	2007	distributions	12/31/07
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)
Douglas M. Hultquist	$15,000	$20,000	$29,419	—	$388,653
Michael A. Bauer	$15,000	$100,000 (1)	$40,571	—	$556,864
Todd A. Gipple	$10,000	$15,000	$11,221	—	$154,100
Larry J. Helling	$12,000	$15,000	$15,437	—	$208,262

(1)	The amended employment agreement signed on March 21, 2006 provided for a contribution in the amount of $80,000, which is included in this amount.

Succession Plan
     In March 2006, Mr. Bauer indicated to our Executive Committee that he intends to retire in 2009 at age 60. The Executive Committee, Mr. Bauer and Mr. Hultquist worked together during the following months to design a succession plan. The Committee believes that the succession plan will further our interests by ensuring a smooth management transition, promoting the continued success and financial performance of QCR Holdings and outlining the continuing relationship with Mr. Bauer. In May 2007, John H. Anderson assumed the title of President and Chief Executive Officer of Quad City Bank & Trust and Mr. Bauer assumed the role of Vice Chairman of both QCR Holdings and Quad City Bank & Trust. Mr. Bauer continues to serve on the boards of both in addition to a number of the our other affiliated bank boards until his retirement in May of 2009. Mr. Bauer will gradually reduce his executive management duties with us over the next year and continue to play a role beyond the May 2009 retirement date.
     As part of the succession plan, Mr. Bauer entered into amended agreements that reflect his employment relationship with us, as more fully described below. As part of our desire to recognize Mr. Bauer’s long-standing contribution and to reward his continued contribution during the transition period, the board of directors approved certain amendments to Mr. Bauer’s compensation arrangements to provide additional retirement benefits and additional performance-based bonus incentives based on the success of the overall transition.
     Future arrangements contemplated under the succession plan include our plan to enter into a separate consulting agreement with Mr. Bauer that would take effect upon his retirement from the board of directors in May of 2009. The consulting agreement will provide for fees of up to $2,000 per month, based on customer retention formulas or other fee schedules set by the Executive Committee. Upon Mr. Bauer’s retirement from the board of directors of QCR Holdings, we plan to establish and fund a charitable foundation to be administered by Mr. Bauer for the benefit of the local community. Mr. Bauer may earn additional fees of $1,500 per month for services rendered on behalf of the foundation.
Terms of Mr. Douglas M. Hultquist’s Employment Agreement
     On January 1, 2004, we entered into an employment agreement with Mr. Hultquist. The agreement has a three-year term and in the absence of notice from either party to the contrary, the employment term extends for an additional one year on the anniversary of the agreement. Pursuant to the agreement, Mr. Hultquist will receive a minimum salary of $175,000. The agreement includes provisions for the increase of compensation on an annual basis, performance bonuses, membership in various local clubs, an automobile allowance and participation in our benefit plans. The agreement also provides term life insurance coverage of two times Mr. Hultquist’s base salary and average annual bonus as of the date of the agreement, which may be provided through a group term carve-out plan. The agreement further provides for severance compensation equal to one year of salary plus average annual bonus in the event Mr. Hultquist is terminated without cause and three times the sum of salary and average annual bonus if he is terminated within one year following a change in control or if he voluntarily terminates employment within six months of a change in control.
Terms of Mr. Michael A. Bauer’s Employment Agreement
     On March 21, 2006 and again on December 14, 2006, QCR Holdings entered into an amended and restated employment agreement with Mr. Bauer as part of our succession plan, as described above. Both agreements have a term ending on the date of the 2009 annual meeting of stockholders. On May 2, 2007, Mr. Bauer became Vice Chairman of the board of directors of Quad City Bank & Trust and QCR Holdings. Pursuant to the agreement, Mr. Bauer will receive a salary of $220,500 through his retirement in May 2009. The agreement includes provisions for the possible increase of compensation on an annual basis, performance bonuses, membership in various local clubs, an automobile allowance and participation in our benefit plans. With respect to performance bonuses, the agreement specifically provides for an additional transition incentive bonus arrangement with an opportunity to earn up to $80,000 annually based on overall assistance with the transition contemplated by the succession plan. The payment of the transitional incentive bonus may be credited to Mr. Bauer’s deferred income account, with such election to defer made in accordance with applicable laws. The agreement also provides term life insurance coverage of two times Mr. Bauer’s base salary and average annual bonus as of the date of the agreement, which may be provided through a group term carve-out plan. The agreement further provides for severance compensation equal to one year of salary plus average annual bonus in the event Mr. Bauer is terminated without cause and a pro-rata share, as if his employment was not terminated, equal to three times the sum of salary plus average annual bonus if he is terminated within one year following a change in control or if he voluntarily terminates employment within six months of a change in control.
Terms of Mr. Todd A. Gipple’s Employment Agreement
     On January 1, 2004, we entered into an employment agreement with Mr. Gipple. Mr. Gipple’s employment agreement provides that Mr. Gipple is to receive a minimum salary of $140,500. The agreement includes a provision for the increase in compensation on an annual basis, performance bonuses, membership in a country club, a monthly automobile allowance and participation in our benefit plans. Mr. Gipple’s agreement also provides term life insurance coverage of two times the sum of his base salary and average annual bonus as of the date of the agreement, which may be provided through a group term carve-out plan. The agreement further provides that he is entitled to a payment equal to the sum of one-half of his then-current annual salary plus one-half of his average annual bonus if he is terminated without cause and two times the sum of his annual salary and average annual bonus if he is terminated within one year following a change in control or if he voluntarily terminates employment within six months of a change in control.
Terms of Mr. Larry J. Helling’s Employment Agreement
     On January 1, 2004, we entered into an employment agreement with Mr. Helling. Mr. Helling’s employment agreement provides that Mr. Helling is to receive a minimum salary of $167,000. The agreement includes a provision for the increase in compensation on an annual basis, performance bonuses, a monthly automobile allowance, membership in various country clubs and participation in our benefit plans. Mr. Helling’s agreement also provides term life insurance coverage of two times the sum of his base salary and average annual bonus as of the date of the agreement, which may be provided through a group term carve-out plan. The agreement further provides for a severance payment equal to six months of his salary in the event of a termination without cause and two times his annual salary in the event he is terminated within one year following a change in control or if he voluntarily terminates employment within six months of a change in control. Additionally, Mr. Helling’s agreement allows him to participate in the Cedar Rapids Long-term Deferred Incentive Compensation Program (as described under the heading “Long-Term Deferred Incentive Compensation Program”). Under the agreement, Mr. Helling will be allocated a total of 40% of amounts paid pursuant to the incentive program.

Potential Payments Upon Termination or Change in Control
     The following table sets forth the potential payments payable to each of the individuals named in the Summary Compensation Table upon termination of employment, change in control, disability and death, assuming the events occurred on December 31, 2007.

				Termination for
				Cause
		Termination		Or Voluntary		Change
Name	Benefit	Without Cause		Termination		In Control		Disability		Death
Douglas M. Hultquist	Salary	$209,500			(1)	$628,500		$139,674	(2)		(3)
	Bonus	$100,641			(1)	$301,922		$67,097			(3)
	Option acceleration	—		—		$41,221	(4)	—		—
	Health Insurance	$24,949	(5)	—		—		—		—
	Life Insurance	—		—		—		—		$620,281	(7)
	SERP acceleration	—		—		$137,468		—		—
	Tax gross up	—		—		$363,725	(8)	—		—
Michael A. Bauer	Salary	$220,500			(1)	$294,000		$147,007	(2)		(3)
	Bonus	$100,995			(1)	$134,660		$67,333			(3)
	Option acceleration	—		—		$58,173	(4)	—		—
	Health Insurance	$11,782	(6)	—		—		—		—
	Life Insurance	—		—		—		—		$642,990	(7)
	SERP acceleration	—		—		$41,344		—		—
	Tax gross up	—		—		—	(8)	—		—
Todd A. Gipple	Salary	$91,250			(1)	$365,000		$121,673	(2)		(3)
	Bonus	$30,269			(1)	$121,077		$40,361			(3)
	Option acceleration	—		—		$50,693	(4)	—		—
	Health Insurance	$24,949	(5)	—		—		—		—
	Life Insurance	—		—		—		—		$486,077	(7)
	SERP acceleration	—		—		$55,613		—		—
	Tax gross up	—		—		$214,566	(8)	—		—
Larry J. Helling	Salary	$100,000			(1)	$400,000		$133,340	(2)		(3)
	Bonus	—			(1)	—		$57,450			(3)
	Option acceleration	—		—		$27,208	(4)	—		—
	Health Insurance	$24,949	(5)	—		—		—		—
	Life Insurance	—		—		—		—		$514,900	(7)
	SERP acceleration	—		—		$52,092		—		—
	Tax gross up	—		—		—	(8)	—		—

(1)	In the event the NEO is terminated for cause or voluntarily terminates his employment, QCR Holdings would pay his accrued and unpaid salary, and any accrued and unpaid personal days and would have no further obligations to the NEO. “Cause” is defined in each NEO’s employment agreement.

(2)	In the event of each of the NEOs disability during the employment term, payments based upon his then current annual salary and the average annual bonus shall continue thereafter through the last day of the one (1) year period beginning on the date of disability, after which time the NEOs employment shall terminate. Payments made in the event of the NEOs disability shall be equal to 66-2/3% of his salary and the average annual bonus, less any amounts received under his short or long-term disability programs, as applicable. The above amounts do not reflect the offset of disability insurance benefits.

(3)	In the event of each of the NEOs death during the employment term, the NEO shall be paid his accrued and unpaid salary, and his earned annual bonus for the year in which he died prorated on a per diem basis through the date of death.

(4)	In the event of a change in control, all outstanding options shall become immediately and fully vested, exercisable and unrestricted. This represents the aggregate fair value of option awards unexercisable at December 31, 2007, computed in accordance with FAS 123(R).

(5)	Health insurance coverage comparable to the coverage in effect immediately prior to termination would continue for a period of three years.

(6)	Health insurance coverage comparable to the coverage in effect immediately prior to termination would continue until May 2009.

(7)	A death benefit equal to two times the sum of the NEOs then current annual salary and the average annual bonus would be paid to his beneficiary as of the date of death.

(8)	Upon a change in control of QCR Holdings, the NEO may be subject to certain excise taxes pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended. We have agreed to reimburse each NEO for all excise taxes that are imposed on him under Section 4999 and any income and excise taxes that are payable by him as a result of any reimbursements for Section 4999 excise taxes. The calculation of the 4999 gross-up amount in the above tables is based upon a 4999 excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate and, for Mr. Hultquist, a 3% state income tax rate and for Mr. Gipple, a 6% state tax income tax rate. Based on the amounts shown in the “Change-in-Control” column, Messrs. Bauer and Helling would not have an excise tax liability.
Compensation Committee Interlocks and Insider Participation
     During 2007, the Executive Committee, which sets the salaries and compensation for our executive officers, was comprised solely of independent directors: Messrs. Baird, Brownson, Kilmer, Lawson, Peters, Peterson, and Rife. The Compensation and Benefits Committee, which sets the salaries and compensation of all employees who are not executive officers, consisted of Messrs. Bauer, Hultquist, Gipple, Helling, Lawson, Harris, and Tinker, and Ms. Bawden. Messrs. Bauer, Hultquist, Gipple and Helling are executives officers and do not participate in any decisions involving their own compensation.
DIRECTOR COMPENSATION
     QCR Holdings uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, we consider the significant amount of time that Directors expend in fulfilling their duties as well as the skill level required of members of the Board.
Cash Compensation Paid to Board Members
     Members of the board who are not employees of QCR Holdings are entitled to receive an annual cash retainer and an attendance fee of scheduled Board and Committee meetings. Pursuant to the QCR Holdings, Inc. 1997 Deferred Income Plan, a director may elect to defer the fees and cash compensation payable by us for the director’s service until either the termination of such director’s service on the board or the age specified in the director’s deferral election. During 2007, all but three directors deferred 100% of his or her director fees pursuant to the plan, and the total expense for the deferred fees with respect to all participating directors was $333,395 for 2007. Directors who are employees of QCR Holdings receive no compensation for their service as directors. The following table shows the director fees approved for 2008 and the fees paid for 2007 for QCR Holdings and our other affiliated boards.

	2008	2007
QCR Holdings, Inc.
Quarterly Retainer	$2,500	$2,500
Additional Quarterly Retainer
- Board Chairman	2,000	2,000
- Audit Committee Chairman	1,500	1,500
- Compensation and Benefits Committee Chairman	500	500
- Technology Committee Chairman	500	500
Attendance at Board Meeting	500	200
Attendance at Audit Committee Meeting	500	500
Attendance at all other Committee Meetings	300	300

Quad City Bank & Trust (1)
Quarterly Retainer	1,600	1,440
Additional Quarterly Retainer
- Board Chairman	1,000	900
- Loan Committee Chairman	500	450
- Trust Committee Chairman	250	225
- Asset/Liability Management Committee Chairman	250	225
Attendance at Board Meeting	100	90
Attendance at Committee Meeting	250	225

Cedar Rapids Bank & Trust
Quarterly Retainer	1,600	1,600
Additional Quarterly Retainer
- Board Chairman	1,000	1,000
- Loan Committee Chairman	500	500
- Trust Committee Chairman	250	250
- Asset/Liability Management Committee Chairman	250	250
Attendance at Board Meeting	100	100
Attendance at Committee Meeting	250	250

Rockford Bank & Trust
Quarterly Retainer	1,600	—
Additional Quarterly Retainer
- Board Chairman	1,000	500
- Loan Committee Chairman	500	500
- Trust Committee Chairman	250	250
- Asset/Liability Management Committee Chairman	250	250
Attendance at Board Meeting	100	500
Attendance at Committee Meeting	250	250

First Wisconsin Bank & Trust
Quarterly Retainer
- Board Chairman	500	500
- Loan Committee Chairman	500	500
- Asset/Liability Management Committee Chairman	250	250
Attendance at Board Meeting	500	500
Attendance at Committee Meeting	250	250

M2 Lease Funds, LLC
Attendance at Board Meeting	500	500

(1)	The directors of Quad City Bank & Trust voluntarily reduced their 2007 fees by 10% based on financial performance in 2006.

Stock Options
     In January 2007, each current non-employee director received a grant of 500 options at the fair market price of QCR Holdings’ stock on the date of the grant, or $18.38. Until an option is exercised, shares subject to options cannot be voted nor are they eligible to receive dividends. The options have a 10-year life and will vest in five equal annual portions beginning one year from the date of grant.
     The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of our directors during the fiscal year ended 2007.
Summary Compensation Table — Directors

	Fees earned or	Stock	Option	All other
	paid in cash	awards	awards	compensation	Total
Name	($)(1)	($)	($)(2) (3)	($)	($)
(a)	(b)	(c)	(d)	(e)	(f)
Patrick S. Baird	$22,700	—	$3,516	—	$26,216
James J. Brownson	$32,265	—	$14,852	—	$47,117
Mark C. Kilmer	$26,485	—	$3,723	—	$30,208
John K. Lawson	$30,590	—	$3,496	—	$34,086
Charles M. Peters	$19,917	—	$1,600	—	$21,517
Ronald G. Peterson	$24,540	—	$3,571	—	$28,021
John A. Rife	$24,883	—	$2,155	—	$26,638

(1)	Directors may elect to defer the receipt of all or part of their fees and retainers.

(2)	The value shown is what is included in our financial statements per FAS 123(R) and covers all amounts expensed in 2007 for all options granted to that director. See our Annual Report for the year ended December 31, 2007 for a complete description of the FAS 123(R) valuation.

(3)	The aggregate number of common shares subject to options outstanding at year end for each director is disclosed in the Security Ownership of Certain Beneficial Owners on page 42 and 43.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
     The following table sets forth certain information regarding our common stock beneficially owned on December 31, 2007, by each director, by each executive officer named in the summary compensation table, by persons who are the beneficial owners of more than 5% of our common stock and by all directors and executive officers of QCR Holdings as a group. Beneficial ownership has been determined for this purpose in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership of securities within 60 days of December 31, 2007.

Name of Individual and	Amount and Nature of		Percent
Number of Persons in Group	Beneficial Ownership(1)		of Class
Directors and Nominees
Patrick S. Baird	43,899	(2)	1.0%
Michael A. Bauer	53,685	(3)	1.2%
James J. Brownson	44,066	(4)	1.0%
Larry J. Helling	55,441	(5)	1.2%
Douglas M. Hultquist	72,748	(6)	1.6%
Mark C. Kilmer	47,385	(7)	1.0%
John K. Lawson	22,711	(8)	*
Charles M. Peters	14,404	(9)	*
Ronald G. Peterson	19,053	(10)	*
John A. Rife	10,624	(11)	*
John D. Whitcher	3,049	(12)	*
Marie Z. Ziegler	—		—
Other Named Executive Officer
Todd A. Gipple	57,470	(13)	1.2%
5% Stockholder
Tontine Financial Partners, L.P.**	329,769	(14)	7.2%
All directors and executive officers as a group (20 persons)	539,611	(15)	11.6%

*	Less than 1%.

**	Tontine Financial Partners, L.P., 55 Railroad Avenue, Greenwich, Connecticut 06830

(1)	Amounts reported include shares held directly, including certain shares subject to options, as well as shares held in retirement accounts, by certain members of the named individuals’ families or held by trusts of which the named individual is a trustee or substantial beneficiary. Inclusion of shares shall not constitute an admission of beneficial ownership or voting and sole investment power over included shares. The nature of beneficial ownership for shares listed in this table is sole voting and investment power, except as set forth in the following footnotes.

(2)	Includes 1,140 shares subject to options which are presently exercisable and over which Mr. Baird has no voting and sole investment power. Also includes 36,801 shares held jointly by Mr. Baird and his spouse and 5,958 shares held in a trust, over which he has shared voting and investment power. Excludes 1,760 option shares not presently exercisable.

(3)	Includes 3,300 shares subject to options which are presently exercisable and over which Mr. Bauer has no voting and sole investment power. Also includes 10,181 shares held jointly by Mr. Bauer and his spouse, includes 1,712 shares held by Mr. Bauer’s children, 6,862 shares held in an IRA account, 8,754 shares held in a trust, 7,249 shares held in the 401(k) Plan and 18 shares held by his spouse, over which he has shared voting and investment power. Excludes 8,050 option shares not presently exercisable.

(4)	Includes 5,676 shares subject to options which are presently exercisable and over which Mr. Brownson has no voting and sole investment power. Also includes 4,360 shares held jointly by Mr. Brownson and his spouse, 2,900 shares held by his spouse, 13,035 shares held in a trust, and 18,095 shares held in an IRA account, over which he has shared voting and investment power. Excludes 5,699 option shares not presently exercisable.

(5)	Includes 14,100 shares subject to options which are presently exercisable and over which shares Mr. Helling has no voting and sole investment power. Also includes 33,250 shares held in an IRA account, 4,017 shares held in a trust and 3,622 shares held in the 401(k) Plan, over which he has shared voting and investment power. Excludes 4,000 option shares not presently exercisable.

(6)	Includes 5,900 shares subject to options which are presently exercisable and over which Mr. Hultquist has no voting and sole investment power. Also includes 11,337 shares held by his spouse or for the benefit of his children, 4,050 shares held in an IRA account, 25,300 shares held in a trust and 9,904 shares in the 401(k) Plan, over which he has shared voting and investment power. Excludes 5,450 option shares not presently exercisable.

(7)	Includes 1,495 shares subject to options which are presently exercisable and over which Mr. Kilmer has no voting and sole investment power. Also includes 9,134 shares held by his spouse or children, 9,181 shares held in a trust and 3,375 shares held in an IRA account, over which he has shared voting and investment power. Excludes 2,130 option shares not presently exercisable.

(8)	Includes 1,530 shares subject to options which are presently exercisable and over which Mr. Lawson has no voting and sole investment power. Also includes 11,716 shares held in trust, over which shares he has shared voting and investment power. Excludes 1,820 option shares not presently exercisable.

(9)	Includes 570 shares subject to options which are presently exercisable and over which Mr. Peters has no voting and sole investment power. Also includes 10,500 shares held in an IRA account and 3,334 shares held in trust, over which he has shared voting and investment power. Excludes 780 option shares not presently exercisable.

(10)	Includes 2,430 shares subject to options which are presently exercisable and over which Mr. Peterson has no voting and sole investment power. Also includes 12,798 shares held in a trust, over which he has shared voting and investment power. Excludes 1,820 option shares not presently exercisable.

(11)	Includes 570 shares subject to options which are presently exercisable and over which Mr. Rife has no voting and sole investment power. Also includes 5,619 shares held jointly by Mr. Rife and his spouse and 4,435 shares held in a trust, over which he has shared voting and investment power. Excludes 1,280 option shares not presently exercisable.

(12)	Includes 180 shares subject to options which are presently exercisable and over which Mr. Whitcher has no voting and sole investment power. Also includes 1,662 shares held in a trust, over which he has shared voting and investment power. Excludes 720 option shares not presently exercisable.

(13)	Includes 23,764 shares subject to options which are presently exercisable and over which Mr. Gipple has no voting and sole investment power. Also includes 14,722 shares held in an IRA account, 3,800 shares held by his children and spouse, 2,308 shares held in the 401(k) Plan, and 642 shares held in a trust, over which he has shared voting and investment power. Excludes 6,899 option shares not presently exercisable.

(14)	Includes shares held by Tontine Financial Partners, L.P., Tontine Management, L.L.C. and Jeffrey L. Gendell, as reported in a Schedule 13G/A filed on February 8, 2008.

(15)	Excludes 48,548 option shares not presently exercisable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires that the directors, executive officers and persons who own more than 10% of our common stock file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the exchange on which the shares of common stock are traded. These persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms furnished to us, and, if appropriate, representations made to us by any reporting person concerning whether a Form 5 was required to be filed for 2007, we are not aware of any failures to comply with the filing requirements of Section 16(a) during 2007.
TRANSACTIONS WITH MANAGEMENT AND DIRECTORS
     Our directors and officers and their associates were customers of and had transactions with QCR Holdings and our subsidiaries during 2007. Additional transactions are expected to take place in the future. All outstanding loans, commitments to loan, and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features. All such loans are approved by the subsidiary banks’ board of directors in accordance with the bank regulatory requirements. Additionally, the Audit Committee considers other non-lending transactions between us and a director to ensure that such transactions do not affect a director’s independence.
AUDIT COMMITTEE REPORT
     The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by QCR Holdings shall not be deemed to include the following report and related information unless such report is specifically stated to be incorporated by reference into such document.
     The Audit Committee assists the board of directors in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The Audit Committee also reviews the audited financial statements and recommends to the board that they be included in our annual report on Form 10-K. The committee is comprised solely of independent directors.
     The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2007 with our management and McGladrey & Pullen, LLP, our independent registered public accounting firm, including their attestation report on the effectiveness of the internal control over financial reporting. The committee has also discussed with McGladrey & Pullen, LLP the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards) as well as having received and discussed the written disclosures and the letter from McGladrey & Pullen, LLP required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees). Based on the review and discussions with management and McGladrey & Pullen, LLP, the committee has recommended to the board that the audited financial statements be included in our annual report on Form 10-K for the year ending December 31, 2007 for filing with the Securities and Exchange Commission.

Audit Committee:
Patrick S. Baird		Mark C. Kilmer
James J. Brownson		John K. Lawson

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     Representatives of McGladrey & Pullen, LLP, our independent registered public accounting firm, are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
     Following is a summary of fees for professional services by McGladrey & Pullen, LLP and RSM McGladrey, Inc. (an affiliate of McGladrey & Pullen, LLP).
Accountant Fees
     During the period covering the fiscal years ended December 31, 2006 and 2005, McGladrey & Pullen, LLP and RSM McGladrey, Inc. performed the following professional services:

	2007	2006
Audit Fees (1)	$278,300	$271,222
Audit related fees (2)	6,561	6,066
Tax fees (3)	—	113

(1)	Audit fees consist of fees for professional services rendered for the audit of QCR Holdings financial statements, the audit of QCR Holdings internal control over financial reporting, review of financial statements included in QCR Holdings quarterly reports on Form 10-Q, and review and assistance with other SEC filings.

(2)	Audit related fees consist of fees for research and consultations concerning financial accounting and reporting matters and student loan agreed-upon procedures for Quad City Bank & Trust.

(3)	Tax fees consist of sales tax consulting fees.
Audit Committee Approval Policy
     Among other things, the Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditor. The Audit Committee’s policy is to approve, on a case-by-case basis, all audit and permissible non-audit services provided by any audit, tax consulting or general business consulting firm. The Audit Committee does have a policy of pre-approving any of these services.

REPORT ON FORM 10-K
     We will furnish without charge to each person whose proxy is solicited, and to each person representing that he or she is a beneficial owner of our common stock as of the record date for the meeting, upon written request, copies of our annual report on Form 10-K as filed with the Securities and Exchange Commission, together with the financial statements and schedules thereto. Such written request should be sent to Ms. Shellee R. Showalter, QCR Holdings, Inc., 3551 — 7th Street, Suite 204, Moline, Illinois 61265.
By order of the Board of Directors

James J. Brownson	Douglas M. Hultquist
Chairman of the Board	President
Moline, Illinois
March 26, 2008
ALL STOCKHOLDERS ARE URGED TO SIGN
AND MAIL THEIR PROXIES PROMPTLY

Appendix A
QCR Holdings, Inc.
2008 EQUITY INCENTIVE PLAN
Article 1
GENERAL
     Section 1.1 Purpose, Effective Date and Term. The purpose of this QCR Holdings, Inc. 2008 Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of QCR Holdings, Inc., a Delaware corporation (the “Company”), and any Subsidiary by providing a means to attract, retain and reward individuals who can and do contribute to such success and to further align their interests with those of the Company’s shareholders. The "Effective Date” of the Plan is January 24, 2008, subject to approval of the Plan by the Company’s shareholders. The Plan shall remain in effect as long as any awards under it are outstanding; provided, however, that no awards may be granted under the Plan after the ten-year anniversary of the Effective Date.
     Section 1.2 Administration. The authority to control and manage the operation of the Plan shall be vested in a committee of the Company’s Board of Directors (the “Committee”), in accordance with Section 5.1.
     Section 1.3 Participation. Each employee or Director of, or service provider to, the Company or any Subsidiary of the Company who is granted an award in accordance with the terms of the Plan shall be a “Participant” in the Plan. Awards under the Plan shall be limited to employees and Directors of, and service providers to, the Company or any Subsidiary; provided, however, that an award (other than an award of an ISO) may be granted to an individual prior to the date on which he or she first performs services as an employee or a Director, provided that such award does not become vested prior to the date such individual commences such services.
     Section 1.4 Definitions. Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Article 8).
Article 2
AWARDS
     Section 2.1 General. Any award under the Plan may be granted singularly, in combination with another award (or awards), or in tandem whereby the exercise or vesting of one award held by a Participant cancels another award held by the Participant. Each award under the Plan shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such award and as evidenced in the Award Agreement. Subject to the provisions of Section 2.6, an award may be granted as an alternative to or replacement of an existing award under (i) the Plan; (ii) any other plan of the Company or any Subsidiary; (iii) any Prior Plan; or (iv) as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or any Subsidiary, including without limitation the plan of any entity acquired by the Company or any Subsidiary. The types of awards that may be granted under the Plan include:

1

          (a) Stock Options. A stock option represents the right to purchase shares of Stock at an Exercise Price established by the Committee. Any option may be either an incentive stock option (an “ISO”) that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b) or a non-qualified option that is not intended to be an ISO, provided, however, that no ISOs may be: (i) granted after the ten-year anniversary of the earlier of the Effective Date or shareholder approval of the Plan; or (ii) granted to a non-employee. Unless otherwise specifically provided by its terms, any option granted under the Plan shall be a non-qualified option. Any ISO granted under this Plan that does not qualify as an ISO for any reason shall be deemed to be a non-qualified option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify such option from ISO treatment such that it shall become a non-qualified option.
          (b) Stock Appreciation Rights. A stock appreciation right (an “SAR”) is a right to receive, in cash, Stock or a combination of both (as shall be reflected in the Award Agreement), an amount equal to or based upon the excess of: (i) the Fair Market Value of a share of Stock at the time of exercise; over (ii) an Exercise Price established by the Committee.
          (c) Stock Awards. A stock award is a grant of shares of Stock or a right to receive shares of Stock (or their cash equivalent or a combination of both) in the future. Such awards may include, but shall not be limited to, bonus shares, stock units, performance shares, performance units, restricted stock or restricted stock units or any other equity-based award as determined by the Committee.
          (d) Cash Incentive Awards. A cash incentive award is the grant of a right to receive a payment of cash, determined on an individual basis or as an allocation of an incentive pool (or Stock having a value equivalent to the cash otherwise payable) that is contingent on the achievement of performance objectives established by the Committee.
     Section 2.2 Exercise of Options and SARs. An option or SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall an option or SAR expire later than ten (10) years after the date of its grant (five (5) years in the case of a 10% Shareholder with respect to an ISO). The "Exercise Price” of each option and SAR shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant in the case of a 10% Shareholder; further, provided, that, to the extent permitted under Code Section 409A, the Exercise Price may be higher or lower in the case of options or SARs granted in replacement of existing awards held by an employee, Director or service provider granted under a Prior Plan or by an acquired entity. The payment of the Exercise Price of an option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (a) by tendering, either actually or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise; (b) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (c) by personal, certified or cashiers’ check; (d) by other property deemed acceptable by the Committee; or (e) by any combination thereof.

2

     Section 2.3 Performance-Based Compensation. Any award under the Plan which is intended to be “performance-based compensation” within the meaning of Code Section 162(m) shall be conditioned on the achievement of one or more objective performance measures, to the extent required by Code Section 162(m), as may be determined by the Committee. The grant of any award and the establishment of performance measures that are intended to be performance-based compensation shall be made during the period required under Code Section 162(m).
          (a) Performance Measures. Such performance measures may be based on any one or more of the following: earnings (e.g., earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization; or earnings per share); financial return ratios (e.g., return on investment, return on invested capital, return on equity or return on assets); increase in revenue, operating or net cash flows; cash flow return on investment; total shareholder return; market share; net operating income, operating income or net income; debt load reduction; expense management; economic value added; stock price; assets, achievement of balance sheet or income statement objectives and strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures. Performance measures may be based on the performance of the Company as a whole or of any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan.
          (b) Partial Achievement. The terms of any award may provide that partial achievement of the performance measures may result in a payment or vesting based upon the degree of achievement. In addition, partial achievement of performance measures shall apply toward a Participant’s individual limitations as set forth in Section 3.3.
          (c) Extraordinary Items. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) mergers or acquisitions. To the extent not specifically excluded, such effects shall be included in any applicable performance measure.
          (d) Adjustments. Pursuant to this Section 2.3, in certain circumstances the Committee may adjust performance measures; provided, however, no adjustment may be made with respect to an award that is intended to be performance-based compensation, except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m). If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or any Subsidiary conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the

3

applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.
     Section 2.4 Dividends and Dividend Equivalents. Any award under the Plan, may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to shares of Stock subject to the award, which payments may be either made currently or credited to an account for the Participant, may be settled in cash or Stock and may be subject to restrictions similar to the underlying award.
     Section 2.5 Deferred Compensation. If any award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to avoid the application of, or to maintain compliance with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.5 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.
     Section 2.6 Repricing of Awards. Except for adjustments pursuant to Section 3.4 (relating to the adjustment of shares), and reductions of the Exercise Price approved by the Company Shareholders, the Exercise Price for any outstanding option may not be decreased after the date of grant nor may an outstanding option granted under the Plan be surrendered to the Company as consideration for the grant of a replacement option with a lower exercise price.
     Section 2.7 Forfeiture of Awards. Unless specifically provided to the contrary in an Award Agreement, upon notification of Termination of Service for Cause, any outstanding award, whether vested or unvested, held by a Participant shall terminate immediately, the award shall be forfeited and the Participant shall have no further rights thereunder.
Article 3
SHARES SUBJECT TO PLAN
     Section 3.1 Available Shares. The shares of Stock with respect to which awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including shares purchased in the open market or in private transactions.
     Section 3.2 Share Limitations.
          (a) Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries in the aggregate under the Plan shall be 250,000 shares of Stock (all of which may be granted as ISOs to the extent that such shares are granted under the Plan) plus that number of shares remaining available for grant under the Prior Plans as of the date of shareholder approval of the Plan. As of the date of shareholder approval, no further awards shall be granted pursuant to the Prior Plans. The aggregate number of shares available for grant under this Plan and the number

4

of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.4.
          (b) Reuse of Shares. To the extent any shares of Stock covered by an award (including stock awards), under the Plan or a Prior Plan, are forfeited or are not delivered to a Participant or beneficiary for any reason, including because the award is forfeited, canceled or settled in cash, or if any shares of Stock are not delivered because the shares are used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan or the Prior Plan and shall again become eligible for issuance under the Plan. With respect to SARs that are settled in Stock, only actual shares delivered shall be counted for purposes of these limitations. If the Exercise Price of any option granted under the Plan or a Prior Plan is satisfied by tendering shares of Stock to the Company (whether by actual delivery or by attestation and whether or not such surrendered shares were acquired pursuant to any award granted under the Plan), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for issuance under the Plan.
     Section 3.3 Limitations on Grants to Individuals. With respect to awards, the following limitations shall be applicable:
          (a) Options and SARs. The maximum number of shares of Stock that may be subject to options or SARs granted to any one Participant during any calendar year and are intended to be “performance-based compensation” (as that term is used for purposes of Code Section 162(m)) and then only to the extent that such limitation is required by Code Section 162(m), shall be 100,000. For purposes of this Section 3.3(a), if an option is in tandem with an SAR, such that the exercise of the option or SAR with respect to a share of Stock cancels the tandem SAR or option right, respectively, with respect to such share, the tandem option and SAR rights with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this Section 3.3(a).
          (b) Stock Awards. The maximum number of shares of Stock that may be subject to stock awards described under Section 2.1(c) which are granted to any one Participant during any calendar year and are intended to be “performance-based compensation” (as that term is used for purposes of Code Section 162(m)) and then only to the extent that such limitation is required by Code Section 162(m), shall be 50,000.
          (c) Cash Incentive Awards and Stock Awards Settled in Cash. The maximum dollar amount that may be payable to a Participant pursuant to cash incentive awards described under Section 2.1(d) or cash-settled stock awards under Section 2.1(c) which are granted to any one Participant during any calendar year and are intended to be performance-based compensation (as that term is used for purposes of Code Section 162(m)) and then only to the extent that such limitation is required by Code Section 162(m), shall be $1,000,000.
          (d) Dividend, Dividend Equivalents and Earnings. For purposes of determining whether an award is intended to be qualified as performance-based compensation under the foregoing limitations of this Section 3.3, (i) the right to receive dividends and dividend equivalents with respect to any award which is not yet vested shall be treated as a separate

5

award; and (ii) if the delivery of any shares or cash under an award is deferred, any earnings, including dividends and dividend equivalents, shall be disregarded.
          (e) Partial Performance. Notwithstanding the preceding provisions of this Section 3.3, if in respect of any performance period or restriction period, the Committee grants to a Participant awards having an aggregate dollar value and/or number of shares less than the maximum dollar value and/or number of shares that could be paid or awarded to such Participant based on the degree to which the relevant performance measures were attained, the excess of such maximum dollar value and/or number of shares over the aggregate dollar value and/or number of shares actually subject to awards granted to such Participant shall be carried forward and shall increase the maximum dollar value and/or the number of shares that may be awarded to such Participant in respect of the next performance period in respect of which the Committee grants to such Participant an award intended to qualify as “performance-based compensation” (as that term is used for purposes of Code Section 162(m)), subject to adjustment pursuant to Section 3.4 hereof.
     Section 3.4 Corporate Transactions. In the event of a corporate transaction involving the Company or the shares of Stock of the Company (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), all outstanding awards under the Plan and the Prior Plans, the number of shares reserved for issuance under the Plan and the Prior Plans under Section 3.2 and each of the specified limitations set forth in Section 3.3 shall automatically be adjusted to proportionately and uniformly reflect such transaction (but only to the extent that such adjustment will not affect the status of an award intended to qualify as “performance-based compensation” under Code Section 162(m), if applicable); provided, however, that the Committee may otherwise adjust awards (or prevent such automatic adjustment) as it deems necessary, in its sole discretion, to preserve the benefits or potential benefits of the awards and the Plan. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding awards; (iii) adjustment of the Exercise Price of outstanding options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include, (A) replacement of awards with other awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (B) cancellation of the award in return for cash payment of the current value of the award, determined as though the award were fully vested at the time of payment, provided that in the case of an option or SAR, the amount of such payment shall be no less than the excess of the value of the Stock subject to the option or SAR at the time of the transaction over the Exercise Price).
     Section 3.5 Delivery of Shares. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:
          (a) Compliance with Applicable Laws. Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

6

          (b) Certificates. To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be affected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.
Article 4
CHANGE IN CONTROL
     Section 4.1 Consequence of a Change in Control. Subject to the provisions of Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or in the terms of any Award Agreement:
          (a) At the time of a Change in Control, all options and SARs then held by the Participant shall become fully exercisable immediately upon the Change in Control (subject to the expiration provisions otherwise applicable to the option or SAR).
          (b) At the time of a Change in Control, all stock awards described in Section 2.1(c) or cash incentive awards described in Section 2.1(d) shall be fully earned and vested immediately upon the Change in Control.
     Section 4.2 Definition of Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, a “Change in Control” shall be deemed to have occurred on the earliest of the following dates:
     (a) The date of the consummation of the acquisition by any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of thirty-three percent (33%) or more of the combined voting power of the then outstanding voting securities of the Holding Company; or
     (b) The date that the individuals who, as of the date hereof, are members of the Board of Directors of the Holding Company (the “Holding Company Board”) cease for any reason to constitute a majority of the Holding Company Board, unless the election, or nomination for election by the stockholders, of any new director was approved by a vote of a majority of the Holding Company Board, and such new director shall, for purposes of this Plan, be considered as a member of the Holding Company Board; or
     (c) The date of the Consummation by the Holding Company of (i) a merger or consolidation if the stockholders, immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation, in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Holding Company outstanding immediately before such merger or consolidation or (ii) a complete liquidation or dissolution or an agreement for the sale or other disposition of two-thirds or more of the consolidated assets of the Holding Company or the Bank.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because thirty-three percent (33%) or more of the combined voting power of the then outstanding securities of the Holding Company is acquired by (i) a trustee or other

7

fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Holding Company in substantially the same proportion as their ownership of stock of the Holding Company immediately prior to such acquisition.
In the event that any award under the Plan constitutes Deferred Compensation, and the settlement of, or distribution of benefits under such award is to be triggered by a Change in Control, then such settlement or distribution shall be subject to the event constituting the Change in Control also constituting a “change in control event” permitted under Code Section 409A.
Article 5
COMMITTEE
     Section 5.1 Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Committee in accordance with this Article 5. The Committee shall be selected by the Board, provided that the Committee shall consist of two (2) or more members of the Board, each of whom are both a “non-employee director” (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and an “outside director” (within the meaning of Code Section 162(m)). Subject to applicable stock exchange rules, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.
     Section 5.2 Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:
          (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Company’s and any Subsidiary’s employees, Directors and service providers those persons who shall receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such awards, (subject to the restrictions imposed by Article 6) to cancel or suspend awards and to reduce or eliminate any restrictions or vesting requirements applicable to an award at any time after the grant of the award.
          (b) Notwithstanding anything in the Plan to the contrary, in the event that the Committee determines that it is advisable to grant awards which shall not qualify for the exception for performance-based compensation from the tax deductibility limitations of Section 162(m) of the Code, the Committee may make such grants or awards, or may amend the Plan to provide for such grants or awards, without satisfying the requirements of Section 162(m) of the Code.
          (c) The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.
          (d) The Committee will have the authority to define terms not otherwise defined herein.

8

          (e) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.
          (f) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and bylaws of the Company and applicable state corporate law.
     Section 5.3 Delegation by Committee. Except to the extent prohibited by applicable law, the applicable rules of a stock exchange or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including: (a) delegating to a committee of one or more members of the Board who are not “outside directors” within the meaning of Code Section 162(m), the authority to grant awards under the Plan to eligible persons who are either: (i) not then “covered employees,” within the meaning of Code Section 162(m) and are not expected to be “covered employees” at the time of recognition of income resulting from such award; or (ii) not persons with respect to whom the Company wishes to comply with Code Section 162(m); and/or (b) delegating to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.
     Section 5.4 Information to be Furnished to Committee. As may be permitted by applicable law, the Company and any Subsidiary shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and any Subsidiary as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.
     Section 5.5 Expenses and Liabilities. All expenses and liabilities incurred by the Committee in the administration and interpretation of the Plan or any Award Agreement shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration and interpretation of the Plan. The Company, and its officers and Directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons.
Article 6
AMENDMENT AND TERMINATION
     Section 6.1 General. The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.5, Section 3.4 and Section 6.2) may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then

9

living, the affected beneficiary), impair the rights of any Participant or beneficiary under any award granted which was granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan; (b) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s shareholders.
     Section 6.2 Amendment to Conform to Law. Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A). By accepting an award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 2.5 to any award granted under this Plan without further consideration or action.
Article 7
GENERAL TERMS
     Section 7.1 No Implied Rights.
          (a) No Rights to Specific Assets. Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.
          (b) No Contractual Right to Employment or Future Awards. The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. No individual shall have the right to be selected to receive an award under this Plan, or, having been so selected, to receive a future award under this Plan.
          (c) No Rights as a Shareholder. Except as otherwise provided in the Plan, no award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.
     Section 7.2 Transferability. Except as otherwise so provided by the Committee, awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended. The Committee shall have the discretion to permit the transfer of awards under the plan; provided, however, that such transfers shall be limited to immediate family members of

10

participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant.
     Section 7.3 Designation of Beneficiaries. A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation (“Beneficiary Designation”). Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any award, the Committee may determine to recognize only the legal representative of the Participant in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.
     Section 7.4 Non-Exclusivity. Neither the adoption of this Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of restricted stock, stock options or other equity awards otherwise than under the Plan or an arrangement that is or is not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.
     Section 7.5 Award Agreement. Each award granted under the Plan shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant, and the Committee may but need not require that the Participant sign a copy of the Award Agreement.
     Section 7.6 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.
     Section 7.7 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.
     Section 7.8 Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied: (a) through cash payment by the Participant; (b) through the surrender of shares of Stock which the Participant already owns; or (c) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan; provided, however, that except as otherwise specifically provided by the Committee, such shares under clause (c) may not be used to satisfy more than the Company’s minimum statutory withholding obligation.
     Section 7.9 Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly

11

authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company or such Subsidiary.
     Section 7.10 Successors. All obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.
     Section 7.11 Indemnification. To the fullest extent permitted by law, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an employee of the Company shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
     Section 7.12 No Fractional Shares. Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any award. The Committee shall determine whether cash, Stock or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
     Section 7.13 Governing Law. The Plan, all awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Iowa without reference to principles of conflict of laws, except as superseded by applicable federal law.
     Section 7.14 Benefits Under Other Plans. Except as otherwise provided by the Committee, awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the company or a Subsidiary that is intended to be qualified under Code Section 401(a).
     Section 7.15 Validity. If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.

12

     Section 7.16 Notice. Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan, any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile or prepaid overnight courier to the Company at the address set forth below. Such notices, demands, claims and other communications shall be deemed given:
          (a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;
          (b) in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or
          (c) in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise;
provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received. In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service provider. Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s senior human resource officer and Corporate Secretary.
Article 8
DEFINED TERMS; CONSTRUCTION
     Section 8.1 In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:
          (a) “10% Shareholder” means an individual who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.
          (b) “Award Agreement” means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an award under the Plan. Such document is referred to as an agreement regardless of whether Participant signature is required.
          (c) “Board” means the Board of Directors of the Company.
          (d) If the Participant is subject to an employment agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for “cause,” then, for purposes of this Plan, the term “Cause” shall have meaning set forth in such agreement. In the absence of such a definition, “Cause” means (1) any act of (A) fraud or intentional misrepresentation, or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or Subsidiary, or (2) willful violation of any law, rule or regulation in connection with the performance of a Participant’s duties (other than traffic violations or similar offenses), or (3) with respect to any employee of the Company or Subsidiary,

13

commission of any act of moral turpitude or conviction of a felony, or (4) the willful or negligent failure of the Participant to perform his duties in any material respect.
          (e) “Change in Control” has the meaning ascribed to it in Section 4.2.
          (f) “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.
          (g) “Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder.
          (h) “Committee” means the Committee acting under Article 5.
          (i) “Continuing Director” means:
               (i) any member of the Board at the beginning of any period of two (2) consecutive years; and
               (ii) any person who subsequently becomes a member of the Board, if (1) such person’s nomination for election or election to the Board is recommended or approved by resolution of a majority of the Continuing Directors, or (2) such person is included as a nominee in a proxy statement of the Company distributed when a majority of the Board consists of Continuing Directors.
          (j) “Director” means a member of the board of directors of the Company or a Subsidiary.
          (k) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
          (l) “Exercise Price” means the price established with respect to an option or SAR pursuant to Section 2.2.
          (m) “Fair Market Value” shall, on any date, mean the officially-quoted closing selling price of the shares on such date on the principal national securities exchange on which such shares are listed or admitted to trading (including the New York Stock Exchange, Nasdaq Stock Market, Inc. or such other market or exchange in which such prices are regularly quoted) or, if there have been no sales with respect to shares on such date, the Fair Market Value shall be the value established by the Board in good faith and in accordance with Code Section 422.
          (n) “ISO” has the meaning ascribed to it in Section 2.1(a).
          (o) “Participant” means any individual who has received, and currently holds, an outstanding award under the Plan.
          (p) “Prior Plans” means collectively the QCR Holdings, Inc. 2004 Stock Incentive Plan and the QCR Holdings, Inc. 1997 Stock Incentive Plan.
          (q) “Securities Act” means the Securities Act of 1933, as amended from time to time.
          (r) “SAR” has the meaning ascribed to it in Section 2.1(b).

14

          (s) “Stock” means the common stock of the Company, $0.01 par value per share.
          (t) “Subsidiary” means (i) Quad City Bank and Trust Company, (ii) Cedar Rapids Bank and Trust Company, (iii) Rockford Bank and Trust Company, (iv) M2 Lease Funds, LLC, (v) First Wisconsin Bank and Trust Company, (vi) Quad City Bancard, Inc. and (vii) if applicable, any other corporation, affiliate or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than fifty percent (50%) of the capital or profits interests.
          (u) “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an employee of, or service provider to (which, for purposes of this definition, includes Directors), the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:
               (i) The Participant’s cessation as an employee or service provider shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.
               (ii) The Participant’s cessation as an employee or service provider shall not be deemed to occur by reason of the Participant’s being on a leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s services.
               (iii) If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of or service provider to the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing services.
               (iv) A service provider whose services to the Company or a Subsidiary are governed by a written agreement with the service provider will cease to be a service provider at the time the term of such written agreement ends (without renewal); and a service provider whose services to the Company or a Subsidiary are not governed by a written agreement with the service provider will cease to be a service provider on the date that is ninety (90) days after the date the service provider last provides services requested by the Company or any Subsidiary (as determined by the Committee).
               (v) Unless otherwise provided by the Committee, an employee who ceases to b an employee, but becomes or remains a Director, or a Director who ceases to be a Director, but becomes or remains an employee, shall not be deemed to have incurred a Termination of Service.
               (vi) Notwithstanding the forgoing, in the event that any award under the Plan constitutes Deferred Compensation, the term Termination of Service shall be interpreted by the Committee in a manner not to be inconsistent with the definition of “Separation from Service” as defined under Code Section 409A.

15

          (v) “Voting Securities” means any securities which ordinarily possess the power to vote in the election of Directors without the happening of any pre-condition or contingency.
     Section 8.2 In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:
          (a) actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;
          (b) references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;
          (c) in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;
          (d) references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;
          (e) indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company;
          (f) “including” means “including, but not limited to”;
          (g) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;
          (h) all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;
          (i) the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;
          (j) any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and
          (k) all accounting terms not specifically defined herein shall be construed in accordance with GAAP.

16

Annual Meeting of Shareholders
May 7, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Please complete, date, sign and mail the detached proxy card in the enclosed postage-prepaid envelope.
PROXY VOTING
You can vote in one of three ways: 1) By Mail, 2) By Internet, 3) By Phone.
See the reverse side of this sheet for instructions.
IF YOU ARE NOT VOTING BY INTERNET OR BY TELEPHONE, COMPLETE BOTH SIDES OF THIS PROXY, DETACH AND RETURN IN THE ENCLOSED ENVELOPE TO: Illinois Stock Transfer Co.
209 West Jackson Boulevard, Suite 903 Chicago, Illinois 60606
DETACH PROXY CARD HERE DETACH ATTENDANCE CARD HERE AND MAIL WITH PROXY CARD
QCR HOLDINGS, INC. - This Proxy is Solicited by the Board of Directors.
This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1 and 2.
V A O B T O E V R E C N O A N M T E
R If you plan to personally attend the Annual Meeting of O H L E Stockholders, please check the box below and list the R names of attendees on the reverse side. N E COMMON U M Signature B Return this stub in the enclosed envelope with your E completed proxy card. R Signature Date , 2008
I/We do
plan to attend
Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. the 2008 meeting.
PLEASE COMPLETE BOTH SIDES, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

To vote by mail, complete both sides, sign and date the proxy card below. Detach the card below and return it in the envelope provided.
Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps: 1. Read the accompanying Proxy Statement.
2. Visit our Internet voting site at http://www.illinoisstocktransfer.com, click on the heading “Internet Voting” and follow the instructions on the screen.
3 . When prompted for your Voter Control Number, enter the number printed just above your name on the front of the proxy card.
Please note that all votes cast by Internet must be completed and submitted prior to Monday, May 5, 2008 at midnight Central Time. Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card. This is a “secured” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed.
If You Vote By INTERNET, Please Do Not Return Your Proxy Card By Mail
Your telephone vote is quick, confidential and immediate. Just follow these easy steps: 1. Read the accompanying Proxy Statement.
2. Using a Touch-Tone telephone, call Toll Free 1-800-555-8140 and follow the instructions.
3. When asked for your Voter Control Number, enter the number printed just above your name on the front of the proxy card below. Please note that all votes cast by telephone must be completed and submitted prior to Monday, May 5, 2008 at midnight Central Time.
Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.
If You Vote By TELEPHONE, Please Do Not Return Your Proxy Card By Mail
NAMES OF PERSONS PLANNING QCR HOLDINGS, INC. PROXY COMMON
TO ATTEND THE 2008 MEETING Proxy is Solicited By the Board of Directors For the Annual Meeting of Stockholders – May 7, 2008
The undersigned hereby appoints Michael A. Bauer, James J. Brownson and Douglas M. Hultquist, or any of them acting in the absence of the others, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of common stock that the undersigned would be entitled to vote if then personally present at the annual meeting of stockholders of QCR Holdings, Inc., to be held at i wireless Center (formerly The Mark of the Quad Cities), 1201 River Drive, Moline, Illinois, on Wednesday, May 7, 2008, at 10:00 a.m., local time, or any adjournments or postponements of the meeting, upon the matters set forth in the notice of annual meeting and proxy statement (receipt of which is hereby acknowledged) as designated on the reverse side, and in their discretion, the proxies are authorized to vote upon such other business as may come before the meeting.
The Board of Directors recommends a vote “FOR”: VOTE 1. The election of the following Directors: FOR WITHHELD
01 John K. Lawson 02 Ronald G. Peterson 03 John D. Whitcher 04 Marie Z. Ziegler
2. Approve the QCR Holdings, Inc. 2008 Equity Incentive Plan.
FOR AGAINST ABSTAIN